                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                        CURRENT REPORT - AMENDMENT NO. 1

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 1997


                               AMERICO LIFE, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          MISSOURI                       33-64820                          43-1627599
          --------                       --------                          ----------
(State or other jurisdiction of    (Commission file number)       (IRS Employer Identification
incorporation)                                                             Number)

                   1055 BROADWAY, KANSAS CITY, MISSOURI 64105
                   -------------------------------------------
                    (Address of principal executive offices)


                                 (816) 391-2000
                                  -------------
              (Registrant's telephone number, including area code)


                                  -------------
          (Former name of former address, if changed since last report)

ITEM 7.(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The separate audited balance sheets of Ohio State Life Insurance Company (OSL) and Investors Guaranty Life Insurance Company (IGL) as of December 31, 1996 and the related statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996 are attached hereto as Attachment 7(a)(i) and are incorporated herein by reference.

The separate unaudited interim balance sheets of OSL and IGL as of March 31, 1997 and the related interim statements of income and cash flows for the three months ended March 31, 1997 are attached hereto as Attachment 7(a)(ii) and are incorporated herein by reference.

ITEM 7.(B) PRO FORMA FINANCIAL INFORMATION

Attached hereto as Attachment 7(b) and incorporated herein by reference is unaudited pro forma financial information which has been prepared to illustrate the pro forma effects of (i) the acquisition of OSL and IGL by Americo Life, Inc. (the Company) on April 15, 1997, including the sale of certain invested assets by OSL and IGL to their former parent immediately prior to and after the acquisition and (ii) the reinsurance of 100% of the insurance liabilities of OSL and IGL to an unrelated reinsurer and (iii) the concurrent reinsurance of 70% of these same insurance liabilities to Great Southern Life Insurance Company, a wholly owned subsidiary of the Company, on April 16, 1997. These transactions are more fully described under Item 2 of the Current Report on Form 8-K, dated April 15, 1997. The pro forma statements of income for the year ended December 31, 1996 and for the three months ended March 31, 1997 give effect to the foregoing transactions as though each had occurred on January 1, 1996. The pro forma balance sheet as of March 31, 1997 gives effect to the foregoing transactions as if each had occurred on March 31, 1997.

                                    SIGNATURE
                                    ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          AMERICO LIFE, INC.



                                          By:  /s/  Gary E. Jenkins
                                               ---------------------------
                                               Name: Gary E. Jenkins
                                               Title: Senior Vice President and
                                               Chief Financial Officer

Date:   June 26, 1997

                                                             Attachment 7(a)(i)





                     THE OHIO STATE LIFE INSURANCE COMPANY
                     (A WHOLLY-OWNED SUBSIDIARY OF
                     FARMERS GROUP, INC.)

                     FINANCIAL STATEMENTS FOR THE YEARS ENDED
                     DECEMBER 31, 1996, 1995 AND 1994
                     AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


The Board of Directors
The Ohio State Life Insurance Company:

We have audited the accompanying balance sheets of The Ohio State Life Insurance Company (a wholly-owned subsidiary of Farmers Group, Inc.) as of December 31, 1996, and 1995 and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP


February 13, 1997, except for Note 16
as to which the date is April 17, 1997
Columbus, Ohio

THE OHIO STATE LIFE INSURANCE COMPANY
(A WHOLLY-OWNED SUBSIDIARY OF
FARMERS GROUP, INC.)

BALANCE SHEETS, DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


ASSETS                                                                                        1996        1995

INVESTMENTS:
  Fixed maturities available for sale:
    Bonds, at market (cost, 1996 - $575,684; 1995 - $555,767)                              $590,201     $582,514
    Redeemable preferred stocks, at market (cost, 1996 - $18,743; 1995 - $21,435)            18,269       21,573
  Equity securities available for sale:
    Nonredeemable preferred stocks, at market (cost, 1996 - $2,292; 1995 - $5,370)            1,753        5,382
    Common stocks, at market (cost, 1996 - $62,365; 1995 - $47,269)                          76,423       58,847
  Mortgage loans                                                                             31,982       36,672
  Policy loans                                                                               37,925       34,613
  Real estate, at cost (net of accumulated depreciation, 1996 - $4,851; 1995 - $4,804)       14,177       15,738
                                                                                           --------     --------
            Total investments                                                               770,730      755,339

CASH AND CASH EQUIVALENTS                                                                     9,512       12,613

ACCRUED INVESTMENT INCOME                                                                     8,218        8,475

DUE FROM AFFILIATED COMPANIES                                                                 1,854        3,862

DEFERRED POLICY ACQUISITION COSTS                                                           120,450      112,491

PROPERTY AND EQUIPMENT, AT COST, NET OF ACCUMULATED DEPRECIATION                              8,849        9,365

COLLATERAL HELD UNDER SECURITIES LENDING AGREEMENT                                           35,657       31,086

CURRENT FEDERAL INCOME TAXES RECOVERABLE FROM PARENT                                          1,186          889

OTHER ASSETS                                                                                  8,885       10,290
                                                                                           --------     --------
 TOTAL                                                                                     $965,341     $944,410
                                                                                           ========     ========

LIABILITIES AND STOCKHOLDER'S EQUITY


POLICY LIABILITIES:
  Future policy benefits:
    Life and annuity                                                                       $602,576     $588,307
    Accident and health                                                                         245          442
  Policy claims payable                                                                       6,726        8,644
  Policyholders' dividend accumulations                                                      13,358       13,595
  Other policyholders' funds                                                                  1,914        2,034
                                                                                           --------     --------
           Total policy liabilities                                                         624,819      613,022

ACCRUED EXPENSES AND OTHER LIABILITIES                                                       10,641       12,534

OBLIGATIONS UNDER SECURITIES LENDING AGREEMENT                                               35,657       31,086

DEFERRED FEDERAL INCOME TAXES                                                                17,928       19,792
                                                                                           --------     --------

            Total liabilities                                                               689,045      676,434
                                                                                           --------     --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value per share, authorized 3,000 shares;
    issued and outstanding 1,998 shares                                                       1,998        1,998
  Additional paid-in capital                                                                    124          124
  Retained earnings                                                                         259,923      247,462
  Net unrealized investment gains on available for sale securities, net of tax               14,251       18,392
                                                                                           --------     --------
            Total stockholder's equity                                                      276,296      267,976
                                                                                           --------     --------
TOTAL                                                                                      $965,341     $944,410
                                                                                           ========     ========

See notes to financial statements.

THE OHIO STATE LIFE INSURANCE COMPANY
(A WHOLLY-OWNED SUBSIDIARY OF
FARMERS GROUP, INC.)

STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                 1996          1995           1994

REVENUES:
  Universal life and annuity policy charges                   $ 52,760       $ 49,994       $ 47,233
  Premiums and other considerations                             13,309         12,655         12,877
  Net investment income                                         52,754         50,925         47,812
  Net realized investment gains                                  6,855          7,680         11,692
                                                              --------       --------       --------
           Total revenues                                      125,678        121,254        119,614
                                                              --------       --------       --------
BENEFITS AND EXPENSES:
  Policy benefits                                               37,066         38,414         33,180
  Decrease in future policy benefit reserves                    (2,104)        (2,114)        (1,712)
  Interest credited to policyholders                            29,058         27,886         26,827
  Amortization of deferred policy acquisition costs             15,733         15,872         14,469
  General expenses                                              17,126         16,424         15,904
                                                              --------       --------       --------
           Total benefits and expenses                          96,879         96,482         88,668
                                                              --------       --------       --------
INCOME BEFORE INCOME TAX PROVISION AND CUMULATIVE EFFECT        28,799         24,772         30,946
  OF ACCOUNTING CHANGE (Note 1)

INCOME TAX PROVISION                                            16,338          8,204         10,310
                                                              --------       --------       --------
INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE (Note 1)                                               12,461         16,568         20,636

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (Note 1)                                                 (139)
                                                              --------       --------       --------


NET INCOME                                                    $ 12,461       $ 16,568       $ 20,497
                                                              ========       ========       ========


See notes to financial statements.

THE OHIO STATE LIFE INSURANCE COMPANY
(A WHOLLY-OWNED SUBSIDIARY OF
FARMERS GROUP, INC.)

STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
(AMOUNTS IN THOUSANDS)

----------------------------------------------------------------------------------------------------------------------------
                                                                                    NET
                                                                    ADDITIONAL  UNREALIZED                     TOTAL
                                                         COMMON       PAID-IN   INVESTMENT      RETAINED   STOCKHOLDER'S
                                                          STOCK       CAPITAL  GAINS (LOSSES)   EARNINGS      EQUITY

BALANCE, DECEMBER 31, 1993                               $1,998      $   124     $ 9,741        $210,397     $222,260

NET INCOME - 1994                                                                                 20,497       20,497

CUMULATIVE EFFECT OF ADOPTION OF SFAS NO. 115
  (net of tax of $2,407)                                                           4,470                        4,470

DECREASE IN NET UNREALIZED INVESTMENT GAINS
 (NET OF TAX CREDIT OF $10,777)                                                  (20,015)                     (20,015)
                                                         ------      -------     -------        --------     --------

BALANCE, DECEMBER 31, 1994                                1,998          124      (5,804)        230,894      227,212

NET INCOME - 1995                                                                                 16,568       16,568

INCREASE IN NET UNREALIZED INVESTMENT GAINS
  (NET OF TAX OF $13,029)                                                         24,196                       24,196
                                                         ------      -------     -------        --------     --------

BALANCE, DECEMBER 31, 1995                                1,998          124      18,392         247,462      267,976

NET INCOME - 1996                                                                                 12,461       12,461

DECREASE IN NET UNREALIZED INVESTMENT GAINS
  (NET OF TAX OF $2,230)                                                          (4,141)                      (4,141)
                                                         ------      -------     -------        --------     --------

BALANCE, DECEMBER 31, 1996                               $1,998      $   124     $14,251        $259,923     $276,296
                                                         ======      =======     =======        ========     ========


                       See notes to financial statements.

THE OHIO STATE LIFE INSURANCE COMPANY
(A WHOLLY-OWNED SUBSIDIARY OF
FARMERS GROUP, INC.)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                                      1996         1995         1994


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                        $  12,461     $ 16,568    $  20,497
  Adjustments to reconcile net income to net cash provided by operating activities:
      Increase in policy liabilities                                                   11,797       22,334       28,014
      Amortization of deferred policy acquisition costs                                15,733       15,872       14,469
      (Increase) decrease in current Federal income tax recoverable                      (297)      (5,499)       2,449
      Deferred Federal income tax(credit)                                                 366         (406)      (2,739)
      Net realized investment gains                                                    (6,855)      (7,680)     (11,692)
      Depreciation and other amortization                                                 928          172        3,399
      Policy acquisition costs deferred                                               (19,098)     (20,230)     (19,005)
      Increase (decrease) in accrued expenses and other liabilities                    (1,893)       1,072          975
      Other - net                                                                       3,662       (1,471)      (1,503)
                                                                                    ---------     --------     --------
            Total adjustments                                                           4,343        4,164       14,367
                                                                                    ---------     --------     --------
            Net cash provided by operating activities                                  16,804       20,732       34,864
                                                                                    ---------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investments available for sale                                        (125,747)    (115,027)    (132,336)
  Purchases of investments held to maturity                                                                     (68,376)
  Proceeds from sales and maturities of investments available for sale                103,490       85,791       89,812
  Proceeds from sales of investments held to maturity                                                            45,182
  Mortgage loan collections                                                             4,672        5,150       16,152
  Purchase of real estate investments                                                    (115)        (135)        (179)
  Proceeds from sales of real estate investments                                        1,168        4,365          268
  Other - net                                                                          (3,373)      (2,485)      (2,280)
                                                                                    ---------     --------     --------
            Net cash used in investing activities                                     (19,905)     (22,341)     (51,757)
                                                                                    ---------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease in collateral held under securities lending agreement                        4,571        4,919        8,070
  (Decrease) in obligations under securities lending agreement                         (4,571)      (4,919)      (8,070)
                                                                                    ---------     --------     --------
            Net cash provided by financing activities                                       0            0            0
                                                                                    ---------     --------     --------
DECREASE IN CASH AND CASH EQUIVALENTS                                                  (3,101)      (1,609)     (16,893)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                         12,613       14,222       31,115
                                                                                    ---------     --------     --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                            $   9,512     $ 12,613     $ 14,222
                                                                                    =========     ========     ========

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:
Transfer of mortgage loan balances on foreclosed assets to real estate assets                                  $    825
                                                                                                               ========


See notes to financial statements.

THE OHIO STATE LIFE INSURANCE COMPANY
(A WHOLLY-OWNED SUBSIDIARY OF
FARMERS GROUP, INC.)

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------


1.    BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The Ohio State Life Insurance Company (the Company) is a wholly-owned subsidiary of Farmers Group, Inc. (FGI). As such, the accompanying financial statements are consolidated with those of FGI. The Company principally writes a variety of universal-life, traditional life and annuity products throughout the United States.

      The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) on a historical cost basis and do not reflect any adjustments to recognize fair value amounts determined in consolidation with the Company's parent (see Note 3). These financial statements differ in certain respects from reporting practices prescribed or permitted by the Insurance Department of Ohio (statutory accounting practices). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      STATUTORY ACCOUNTING - Generally accepted accounting principles differ in certain respects from statutory insurance accounting practices in determining financial position and results of operations. Statutory accounting practices are prescribed or permitted by the Insurance Department of Ohio and include, among other things, that (a) common stocks are carried at market value with no provision for deferred income taxes pertaining to the unrealized appreciation of such investments; (b) costs of acquiring new business are charged to earnings at the time the policies are written; (c) certain assets designated as "non-admitted assets" are excluded from the balance sheet; (d) unrealized capital gains (losses) are credited (charged) directly to unassigned surplus; (e) certain reserves statutorily required to be maintained are included among liabilities; and
      (f) no provision for deferred income taxes is required to be made for inter-period timing differences between financial reporting income and taxable income. All of the Company's significant statutory accounting practices are prescribed practices.

      INVESTMENTS - Investments in bonds and redeemable preferred stock (fixed maturities), common stock, and non-redeemable preferred stock are classified in the balance sheets as available for sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of deferred taxes, as a component of stockholder's equity (see Note 2). Realized gains and losses are determined by specific identification. Mortgage loans are stated at the unpaid principal balance, net of allowances for uncollectible amounts (see Note 5). Policy loans are carried at the aggregate of the unpaid loan balances which do not exceed the cash values of the related policies. Purchased real estate is carried at cost less depreciation, generally calculated using the straight-line method, less any required write-downs for permanent declines in value (see
      Note 6). Real estate acquired in settlement of foreclosed mortgage loans is recorded at the lower of cost or fair value less costs of disposal at the date of acquisition.

      The Company adopted SFAS No. 115 as of January 1, 1994, the effect of which was reported as a cumulative change in accounting principle consistent with the provisions of Accounting Principles Board (APB) Opinion

      No. 20, "Accounting Changes". In 1994, the Company increased the deferred policy acquisition cost asset (DAC) by $8,182,000 as a result of the adoption of SFAS No. 115.

      REVENUES - Traditional life premiums are recognized as revenues when they become due. Revenues for universal life-type policies and investment products consist of policy charges for the cost of insurance, policy administration, and surrenders.

      DEFERRED POLICY ACQUISITION COSTS (DAC) - The costs of acquiring new business, principally commissions, policy issue costs, underwriting and certain sales expenses, have been deferred. On traditional life insurance contracts, deferred policy acquisition costs are amortized ratably over the periods in which the related premiums are recognized. Such expected premium revenue is estimated using actuarial assumptions consistent with those used in calculating the liabilities for future policy benefits. Deferred policy acquisition costs related to universal life-type policies and investment products are amortized in relation to the present value of expected gross profits in the contracts.

      In compliance with SFAS No. 115 the Company has recorded certain adjustments to DAC as a result of adjusting those assets and liabilities that would have been adjusted had the unrealized investment gains or losses from securities classified as available for sale actually been realized with corresponding credits or charges reported directly to stockholder's equity. In 1996, the Company increased DAC $4,594,000 to account for the applicable DAC adjustment related to SFAS No. 115. In 1995, the Company decreased DAC $18,362,000 related to SFAS No. 115. These entries had no effect on cash.

      FUTURE POLICY BENEFITS - Future policy benefits on traditional life insurance and paid-up annuity contracts have been computed by a net level premium method based upon assumptions as to investment yield, mortality and withdrawals. See Note 8 for the significant assumptions pertinent to such liabilities.

      Future policy benefits on universal life-type policies and other investment products have been determined following a "retrospective deposit" method and consist principally of policy values that accrue to the benefit of policyholders which exclude surrender charges.

      Future policy benefits for accident and health policies are primarily an estimate of amounts to be paid on incurred but unreported claims based on the Company's historical experience.

      REINSURANCE CEDED - In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurers under excess coverage contracts. The Company retains a maximum of $500,000 of coverage per individual life.

      The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies (see also Note 9).

      PARTICIPATING POLICIES - Participating policies represent approximately 11%, 12% and 13% of the total number of life insurance policies in-force at December 31, 1996, 1995 and 1994, respectively. The provision for policyholders' dividends is based on dividend scales that are approved by the Board of Directors on an annual basis.

      FEDERAL INCOME TAXES - The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes" (see Note 10). The Company is included in the consolidated income tax return of FGI. Income tax assets and liabilities are determined on a separate return basis and current amounts due on recoverable federal income taxes are with FGI. Prior to 1995 the Company filed a separate tax return as a member of a controlled group.

      PROPERTY AND EQUIPMENT - Depreciation of property and equipment has been provided on the straight-line method with estimated useful lives of 10 to 30 years for buildings and improvements and 5 to 10 years for furniture and equipment.

      EMPLOYEE BENEFIT PLANS - The Company is a participant, together with other affiliated companies, in a non-contributory, defined benefit pension plan and profit-sharing plans as described in Notes 11 and 12, respectively.

      Effective January 1, 1994, the Company adopted SFAS No. 112, "Employers' Accounting for Post Employment Benefits." This statement requires the cost associated with providing post employment benefits to be recognized over the active service period of employees, rather than recording this expense when paid, as was the Companys' practice. The cumulative effect of this accounting change, net of $75,000 tax benefit, was to decrease 1994 net income by $139,000.

      CASH AND CASH EQUIVALENTS - Cash and cash equivalents consist of highly liquid investments with maturities of three months or less.

      EFFECT OF NEW ACCOUNTING PRONOUNCEMENTS - In June 1996, the Financial Accounting Standards Board released SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement, effective for fiscal years beginning after December 31, 1996, establishes accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on a consistent application of a financial-components approach that focuses on the issue of control. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," which defers for one year the effective date of the provisions that apply to certain transactions. These transactions include repurchase agreements, dollar-rolls, securities lending, secured borrowings and collaterals. The Company does not expect the adoption of these Statements to have a significant impact on its financial statements.

2.    BONDS AND EQUITY SECURITIES

      The Company classifies its investments in the balance sheet in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which requires the classification of securities into one of three categories: held-to-maturity, available-for-sale or trading. This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The Company has classified all fixed maturities (bonds, notes and redeemable preferred stocks) as available for sale and reported such investments at fair value in the balance sheet since the Company may not hold those securities to maturity. All equity securities (common stocks and non-redeemable preferred stocks) have also been classified as available for sale and reported at fair value in the balance sheet. Held to maturity securities are defined by SFAS No. 115 as debt securities which an enterprise has the positive intent and ability to hold to maturity. Trading securities are defined by SFAS No. 115 as debt and equity securities bought and held principally for the purpose of selling in the near term. As of December 31, 1996, the Company has not designated any securities as held to maturity or trading securities under SFAS No. 115. The Company's equity in changes in unrealized appreciation (depreciation) of investments reported at fair value, net of deferred tax effects, is excluded from earnings and reported as a component of stockholders' equity.

      On November 15, 1995, the FASB issued a special report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," in which they discussed a "fresh start" transition provision that allowed reporting entities to reassess their securities holdings that were classified pursuant to the provisions in SFAS No. 115. As a result of this "fresh start," the Company decided to reclassify all of its debt securities originally classified as held to maturity under SFAS No. 115 to available for sale at December 31, 1995. This resulted in the transfer of debt securities with an amortized cost of approximately $194,864,000 and net unrealized losses of approximately $11,664,000 from held to maturity to available for sale.

      Bonds with an amortized cost of $5,114,000 and $6,011,000 were on deposit with regulatory authorities at December 31, 1996 and 1995, respectively.

      The sources of investment income on securities owned by the Company for the years ended December 31 are (amounts in thousands):

                                     1996           1995           1994
                                   --------       --------       --------
      Fixed income securities      $ 43,185       $ 42,863       $ 38,414
      Equity securities               2,982          3,202          3,073
      Mortgage loans                  3,812          3,716          4,980
      Owned real estate               3,763          3,708          3,790
      Policy loans                    2,013          1,862          1,814
      Other                           1,411            689          1,073
      Investment expenses            (4,412)        (5,115)        (5,332)
                                   --------       --------       --------
      Net investment income        $ 52,754       $ 50,925       $ 47,812
                                   ========       ========       ========

      Realized gains and losses on sales, redemptions and writedowns of investments owned by the Company are determined based on the actual cost of securities sold. Realized investment gains (losses) for the years ended December 31 are (amounts in thousands):

                                           1996           1995           1994
                                         --------       --------       --------
     Bonds                               $    645       $  2,372       $  2,867
     Redeemable preferred stocks               36            (21)            (5)
     Nonredeemable preferred stocks          (518)           (35)           (51)
     Common stocks                          6,789          5,007          8,881
     Real estate                              (97)           357
                                         --------       --------       --------
     Net realized investment gains       $  6,855       $  7,680       $ 11,692
                                         ========       ========       ========

Gross unrealized gains (losses) of the Company pertaining to equity securities available for sale (nonredeemable preferred stocks and common stocks) stated at quoted market value as of December 31 are (amounts in thousands):

                                          GAINS         LOSSES           NET
                                        --------       --------       --------
1996
Nonredeemable preferred stocks          $     54       $   (593)      $   (539)
Common stocks                             15,506         (1,448)        14,058
                                        --------       --------       --------
Total                                   $ 15,560       $ (2,041)        13,519
                                        ========       ========
Less deferred federal income taxes                                       4,732
                                                                      --------
Total                                                                 $  8,787
                                                                      ========
1995
Nonredeemable preferred stocks          $    473       $   (461)      $     12
Common stocks                             14,794         (3,216)        11,578
                                        --------       --------       --------
Total                                   $ 15,267       $ (3,677)        11,590
Less deferred federal income taxes                                       4,057
                                                                      --------
Total                                                                 $  7,533
                                                                      ========



The amortized cost, gross unrealized gains and losses and estimated market values of investments in debt securities (fixed maturity bonds and redeemable preferred stocks) at December 31, 1996 and 1995 are as follows (amounts in thousands):

                                                                     GROSS          GROSS      ESTIMATED
                                                     AMORTIZED    UNREALIZED     UNREALIZED      MARKET
DECEMBER 31, 1996                                       COST         GAINS         LOSSES         VALUE
-----------------                                    ---------    ----------     ----------    ----------
Debt Securities Available-for-Sale

U.S. Treasury securities and obligations of
  U.S. government corporations and agencies           $ 58,513      $  1,714      $   (823)      $ 59,404
Obligations of states and political subdivisions        79,193         2,762          (287)        81,668
Debt securities issued by foreign governments            8,725         2,060             0         10,785
Corporate securities                                   165,981         5,603        (2,194)       169,390
Mortgage-backed securities                             263,272         7,148        (1,466)       268,954
Redeemable preferred stocks                             18,743           277          (751)        18,269
                                                      --------      --------      --------       --------
Total                                                 $594,427      $ 19,564      $ (5,521)      $608,470
                                                      ========      ========      ========       ========

                                                                     GROSS          GROSS      ESTIMATED
                                                     AMORTIZED    UNREALIZED     UNREALIZED      MARKET
DECEMBER 31, 1995                                       COST         GAINS         LOSSES         VALUE
-----------------                                    ---------    ----------     ----------    ----------
DEBT SECURITIES AVAILABLE-FOR-SALE

U.S. Treasury securities and obligations of
  U.S. government corporations and agencies           $ 53,369      $  3,211      $   (142)      $ 56,438
Obligations of states and political subdivisions        79,704         3,242          (169)        82,777
Debt securities issued by foreign governments            8,787         1,108          (216)         9,679
Corporate securities                                   165,253         8,815        (1,083)       172,985
Mortgage-backed securities                             248,654        12,024           (43)       260,635
Redeemable preferred stocks                             21,435           819          (681)        21,573
                                                      --------      --------      --------       --------
Total                                                 $577,202      $ 29,219      $ (2,334)      $604,087
                                                      ========      ========      ========       ========


The amortized cost and estimated market value of debt securities at December 31, 1996, by contractual maturity, are shown below (amounts in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                ESTIMATED
                                                  AMORTIZED       MARKET
DEBT SECURITIES AVAILABLE-FOR-SALE                   COST         VALUE
----------------------------------                ---------     ---------
Due in one year or less                            $  9,266      $  9,325
Due after one year through five years                68,630        71,103
Due after five years through ten years              106,037       107,061
Due after ten years                                 128,479       133,758
                                                   --------      --------
            Total                                   312,412       321,247
Mortgage-backed securities                          263,272       268,954
Preferred stocks with characteristics of debt        18,743        18,269
                                                   --------      --------
Total                                              $594,427      $608,470
                                                   ========      ========

Proceeds from sales and maturities of available-for-sale debt securities received by the Company were $50,512,000, $61,502,000, and $89,812,000 during
1996, 1995, and 1994 respectively. Gross gains of $1,119,000, $2,797,000 and
$14,290,000 and gross losses of $438,000, $446,000, and $2,904,000 were realized on sales and writedowns during 1996, 1995, and 1994, respectively.

The change in the net unrealized gains on available for sale securities that have been included in the separate component of stockholder's equity of the Company for the years ended December 31 are as follows:

                         1996           1995         1994
                       --------       --------      --------
                              (AMOUNTS IN THOUSANDS)
Fixed maturities       $(12,842)      $ 47,452      $(20,704)
Equity securities         1,877          8,134       (11,288)


To hedge against fluctuations in interest rates on certain debt securities, the Company periodically enters into various interest rate swap agreements. As of December 31, 1996 and 1995, the Company had no positions in interest rate swaps.

3.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      The estimated fair values of financial instruments (amounts in thousands) for the years ended December 31, 1996 and 1995 have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented may not be indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a significant effect on the estimated fair value amounts.

                                                             1996                  1995
                                                      -------------------- ----------------------
                                                      CARRYING  ESTIMATED   CARRYING   ESTIMATED
                                                        VALUE   FAIR VALUE    VALUE    FAIR VALUE
      ASSETS:
        Cash and cash equivalents                    $   9,512  $   9,512  $  12,613   $ 12,613
        Fixed maturities available-for-sale
          (including redeemable preferred stocks)      608,470    608,470    604,087    604,087
        Non-redeemable preferred stocks                  1,753      1,753      5,382      5,382
        Common stocks available-for-sale                76,423     76,423     58,847     58,847
        Mortgage loans                                  31,982     33,636     36,672     40,034
        Policy loans                                    37,925     35,436     34,613     33,263

      LIABILITIES:
        Future policy benefits - deferred annuities  $ 149,797  $ 146,544  $ 153,642   $153,597

      The following methods and assumptions were used to estimate the fair value of financial instruments as of December 31, 1996 and 1995.

      CASH AND CASH EQUIVALENTS - The carrying amounts of these items are a reasonable estimate of their fair value.

      FIXED MATURITIES, NONREDEEMABLE PREFERRED STOCKS AND COMMON STOCKS - The estimated fair values of bonds, redeemable and nonredeemable preferred stocks and common stocks are based upon quoted market prices, dealer quotes, and prices obtained from independent pricing services.

      MORTGAGE LOANS - The estimated fair value of the mortgage loans portfolio is determined by discounting the estimated future cash flows, using a year-end market rate which is applicable to the yield, credit quality and average maturity of the composite portfolio.

      POLICY LOANS - The estimated fair value of policy loans is determined by discounting the future cash flows using the current rates at which similar loans would be made.

      FUTURE POLICY BENEFITS - DEFERRED ANNUITIES - The estimated fair values of flexible premium and single premium deferred annuities are based on their cash surrender value.

4.    SECURITIES LENDING AGREEMENT

      The Company participates in a securities lending agreement, administered by a custodial agent bank, whereby certain securities are transferred to an independent broker/dealer (borrower) in exchange for collateral equal to no less than 102% of the market value of domestic securities or 105% of the market value of other securities. The Company has minimized its exposure to credit risk due to borrower default by having the custodial agent bank determine daily that the required collateral meets the 102% or 105% requirement. The securities are marked-to-market on a daily basis and the collateral is adjusted on the next business day. The collateral is invested in highly liquid, fixed income assets with a maturity of less than one year. The Company has not experienced any losses due to credit or market risk on security lending activity since implementation of the agreement. Securities under loan are recorded on the Company's financial records.

5.    MORTGAGE LOANS

      The Company follows the principles of SFAS No. 118 (amending SFAS No.
      114), "Accounting by Creditors for Impairment of a Loan". This statement requires that an impaired loan be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral, if the loan is collateral dependent.

      The total recorded investment in impaired mortgage loans, as well as the amount of recorded investment for which an allowance for credit losses does and does not exist as of December 31 are (in thousands):

                                                                                      1996        1995
      The total recorded investment in impaired mortgage loans and for
        which an allowance for credit losses exists                                $   396    $   1,075
      The total allowance for credit losses related to impaired
        mortgage loans                                                                 116          395

      The Company records interest income received on impaired mortgage loans on a cash basis. The average recorded investment and interest income recognized on impaired mortgage loans for the years ended December 31 are (in thousands):

                                                                                     1996        1995          1994
      The average recorded investment in impaired mortgage loans
        during the period                                                          $   400     $   1,091    $   1,585
      Interest income recognized on the impaired mortgage loans
        during the period                                                               40            94          184

      The activity in the total allowance for credit losses related to impaired mortgage loans for the years ended December 31 follows (in thousands):

                                                                                     1996       1995         1994

      Beginning balance                                                            $   395    $   474     $   1,147
      Deductions credited to operations                                                 (8)       (44)         (673)
      Direct write-downs charged against the allowance                                (271)       (35)            0
                                                                                   -------    -------     ---------
      Ending balance                                                               $   116    $   395     $     474
                                                                                   =======    =======     =========

6.    INDEMNIFICATION AGREEMENT

      The Company had an agreement with FGI whereby FGI would indemnify the Company for incurred net losses on real estate and mortgage loans held by the Company. The agreement expired June 30, 1996. No reimbursements were due or received from FGI in 1996. The Company was reimbursed $347,000 and $794,000 in 1995 and 1994, respectively, for loans subject to the indemnification agreement.

7.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following (amounts in thousands):

                                                                                     DECEMBER 31,
                                                                               ----------------------------
                                                                                   1996          1995
      Land                                                                      $      645   $        645
      Building                                                                      14,090         14,090
      Furniture and equipment                                                        4,092          4,031
                                                                                 ---------    -----------
            Total                                                                   18,827         18,766
      Less accumulated depreciation                                                  9,978          9,401
                                                                                 ---------    -----------
      Total                                                                      $   8,849    $     9,365
                                                                                 =========    ===========

8.    FUTURE POLICY BENEFITS - TRADITIONAL AND ANNUITY CONTRACTS

      The actuarial assumptions for the significant traditional and paid-up annuity contracts, which are believed to adequately provide for the possibility of adverse deviations from expected experience, are:

     o Withdrawals: Rates of persistency vary by type of product. For traditional life policies the withdrawal rates are based upon expected experience at issue using appropriate margins for deviations. Withdrawal rates for paid-up annuities are based upon Company experience.

     o Interest: Rates were determined considering, among other things, the investment experience. Interest rates on traditional life insurance contracts range from 3% to 8.5%. Interest rates for paid-up annuities range from 5% to 8.5%.

     o Mortality: Mortality rates used in the computations of future policy benefits are based on select and ultimate tables in common usage in the industry and modified as necessary to conform to expected experience.

9.    REINSURANCE

      In the ordinary course of business the Company assumes and cedes reinsurance with other insurers. The arrangements provide the Company with a greater diversification of business and generally limits the maximum exposure on death benefits. Reinsurance is ceded primarily under yearly renewable term contracts with an affiliate. Generally, the Company has a retention limit of $500,000 per life.

      Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established if amounts are deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer solvencies.

      Amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables which total $2,144,000, and $3,020,000 at December 31, 1996, and 1995, respectively, and are included in other assets ($714,000, and $409,000, respectively) and due from affiliates ($1,430,000, and $2,611,000, respectively).

      The effect of reinsurance transactions for 1996, 1995, and 1994 is as follows (amounts in thousands):

                                                                 1996           1995            1994
      Direct premiums and amounts assessed
        against policyholders                                 $   65,902    $   62,898     $   59,205
      Reinsurance assumed:
        Affiliate                                                    984           909            728
        Nonaffiliates                                              1,766         1,678          1,690
      Reinsurance ceded:
        Affiliate                                                 (1,969)       (2,426)        (1,211)
        Nonaffiliates                                               (614)         (410)          (302)
                                                              ----------    ----------     ----------

      Net premiums and amounts earned                         $   66,069    $   62,649     $   60,110
                                                              ==========    ==========     ==========

      Policy benefits and decrease in future policy benefit reserves are net of reinsurance ceded recoveries (payments) of $(267,000), $1,853,000 and $1,545,000 for 1996, 1995, and 1994, respectively.

10.   FEDERAL INCOME TAXES

      Deferred tax assets and deferred tax liabilities are recorded to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and the corresponding bases used for financial reporting purposes. Types of differences which give rise to significant portions of deferred tax balances are policy acquisition costs, life policy benefits and unrealized investment gains or losses.

      The components of the provision for income taxes are as follows (amounts in thousands):

                                         1996          1995          1994
      Current                        $   15,972    $   8,610     $   12,974
      Deferred expense (credit)             366         (406)        (2,664)
                                     ----------    ---------     ----------

      Total                          $   16,338    $   8,204     $   10,310
                                     ==========    =========     ==========

      Prior to 1996, a portion of the Company's retained earnings was designated as "Policyholders' Surplus Account" for tax purposes, and such amount was generally not taxable until distributed to stockholders or used for certain other business purposes. Under the Deficit Reduction Act of 1984, the balance of the Policyholders' Surplus Account was capped at the 1983 level of $17,070,000. In September 1996, FGI filed an amended 1994 consolidated federal income tax return which included a "deemed dividend election" for all of its subsidiary life companies, including the Company. The 1994 tax year was the last year the IRS allowed companies to make such an election. This election triggered a "Phase III" tax on the previously untaxed Policyholders' Surplus

      Account of the Company. The Company's 1996 tax provision reflects federal income tax expense of $5,974,000 related to this Phase III tax.

      The table below reconciles the provision for income taxes computed at the U.S. statutory income tax rate of 35% to the Company's provision for income taxes (amounts in thousands):

                                                                           1996          1995          1994
     Expected tax expense                                              $   10,079    $   8,670     $   10,831
     Tax on "Policyholders' Surplus Account"                                5,974
     Tax exempt investment income                                            (376)        (559)          (323)
     Other, net                                                               661           93           (198)
                                                                       ----------   ----------     ----------

     Reported income tax expense                                       $   16,338    $   8,204     $   10,310
                                                                       ==========    =========     ==========

      Federal income tax balance sheet accounts are as follows (amounts in thousands):

                                                                                      DECEMBER 31,
                                                                                  1996           1995
      Currently recoverable from FGI                                             $   1,186      $     889
                                                                                 =========      =========
n
      Deferred liability, applicable to:
        Income                                                                   $  10,517      $   9,889
        Net unrealized investment gains                                              7,411          9,903
                                                                                 ---------      ---------

      Total deferred liability                                                   $  17,928      $  19,792
                                                                                 =========      =========

      Federal income tax payments of $16,269,000, $14,109,000, and $10,525,000 were made to FGI in 1996, 1995, and 1994, respectively.

11.   EMPLOYEES' RETIREMENT PLANS

      The Company participates in FGI's two retirement plans (the Regular Plan and the Restoration Plan). The Regular Plan covers substantially all employees of FGI, its subsidiaries and Exchanges who have reached age 21 and rendered one year of service. Benefits are based on years of service and the employee's compensation during the last five years of employment. The Restoration Plan provides supplemental retirement benefits for certain key employees of FGI and its subsidiaries.

      FGI's policy is to fund the amount determined under the aggregate cost method, provided it does not exceed funding limitations. There has been no change in funding policy from prior years.

      The assets of the Regular Plan are held by an independent Trustee. Assets and liabilities of the Regular Plan are recorded by Farmers
      New World Life Insurance Company (a wholly-owned subsidiary of FGI) in separate accounts and are not commingled with the general assets and liabilities of Farmers New World Life. Assets held are primarily in fixed maturity and equity investments. The principal liability is for annuity benefit payments of current and future retirees. Assets of the Restoration Plan are considered corporate assets of FGI and are held in a special fund.

      Information regarding the Regular Plan's funded status is not developed separately for FGI, its subsidiaries and Exchanges. Information regarding the Restoration Plan pertains to FGI and its subsidiaries only. The funded status of both Plans at December 1, 1996 (the latest date information is available) and 1995 is as follows (amounts in thousands):


                                                                   1996         1995
      Actuarial present value of benefit obligations:
        Vested benefit obligation                                 $(520,715)   $(475,831)
                                                                  =========    =========
        Accumulated benefit obligation                            $(545,459)   $(504,750)
                                                                  =========    =========
        Projected benefit obligation                              $(695,346)   $(660,708)
      Assets at fair market value                                   744,340      709,549
                                                                  ---------    ---------
      Plan assets in excess of projected benefit obligation          48,994       48,841
      Unrecognized net transition (asset)                           (35,538)     (40,214)
      Unrecognized prior service cost                                30,133       32,583
      Unrecognized net (gain)                                       (98,544)     (88,011)
                                                                  ---------    ---------
      (Accrued) pension cost                                      $ (54,955)   $ (46,801)
                                                                  =========    =========


      Components of net periodic pension expense for FGI and its subsidiaries are as follows (amounts in thousands):

                                           1996            1995           1994
      Service costs                      $ 15,275       $ 12,829       $ 14,774
      Interest costs                       27,409         25,533         24,088
      Return on plan assets               (35,671)       (31,842)       (32,246)
      Net amortization and deferral        (1,850)        (4,084)        (2,677)
                                         --------       --------       --------
      Net periodic pension expense       $  5,163       $  2,436       $  3,939
                                         ========       ========       ========


      The Company's share of pension expense was approximately $106,000, $62,000, and $74,000 for 1996, 1995, and 1994, respectively.

      FGI and its subsidiaries use the projected unit credit cost actuarial method for attribution of expense for financial reporting purposes. The interest cost and the actuarial present value of benefit obligations were computed using an interest rate of 7.25% in 1996 and 1995 and 8.25% in 1994 while the expected return on Plan assets was computed using an interest rate of 9.00% in 1996, 9.25% in 1995, and 9.00% in 1994. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5.00% in 1996, 4.50% in 1995, and 5.50% in 1994..

      FGI and its subsidiaries' postretirement benefits plan is a contributory defined benefit plan for current retirees and those employees who were eligible for early retirement on January 1, 1991, and is a contributory defined dollar plan for all other employees. Health benefits are provided for all employees who participated in the Company's group medical benefits plan for 15 years prior to retirement at age 55 or later. A life insurance benefit of $5,000 is provided at no cost to retirees who maintained group life coverage for 15 years prior to retirement at age 55 or later.

      There are no assets separated and allocated to this plan.

      The funded status of the entire plan, which includes FGI, its subsidiaries and Exchanges, at December 1, 1996 (the latest date for which information is available), and 1995, is as follows (amounts in thousands):

                                                             1996           1995
      Actuarial present value of benefit obligations:
        Vested benefit obligation                          $      0       $      0
                                                           ========       ========
        Accumulated benefit obligation:
          Retirees                                         $ 44,051       $ 39,335
          Eligible active plan participants                  11,564         11,801
          Other active plan participants                     19,527         23,055
      Assets at fair market value                                 0              0
      Unrecognized net gains                                  7,796          4,842
      Unrecognized net transition obligation                (20,976)       (22,287)
                                                           --------       --------
      Accrued postretirement benefit cost                  $ 61,962       $ 56,746
                                                           ========       ========

      FGI and its subsidiaries' share of the accrued postretirement benefit cost was approximately $47,948,000 in 1996, and $44,726,000 in 1995. The
      unrecognized transition obligation of $20,976,000 in 1996 and $22,287,000 in 1995 represents the remaining transition obligation of the Exchanges.

      Components of postretirement benefits expense for FGI and its subsidiaries follow (amounts in thousands):

                                  1996        1995        1994
      Service costs              $1,016      $  956      $1,636
      Interest costs              3,018       3,308       3,172
      Return on plan assets           0           0           0
                                 ------      ------      ------
      Net periodic expense       $4,034      $4,264      $4,808
                                 ======      ======      ======

      The Company's share of this amount was approximately $116,000 in 1996, $119,000 in 1995, and $126,000 in 1994.

      The interest rate used in the above benefit computations was 7.25% in 1996 and 1995, and 8.25% in 1994. Beginning in 1993, the initial medical inflation rate was 9.0% to be graded over a 6 year period to 6.0% and level thereafter, and contribution levels from retirees were the same as applicable medical cost increases where defined benefits exist. The rate of increase in future compensation levels used in determining the actuarial present value of the accumulated benefit obligation was 5.00% in 1996, 4.50% in 1995, and 5.50% in 1994. A 1.0% increase in the medical inflation rate assumption would have resulted in an approximate increase of $1,231,000 in 1996, and $1,626,000 in 1995 in the accumulated benefit obligation for FGI and its subsidiaries.

12.   EMPLOYEES' PROFIT SHARING PLANS

      FGI has two profit sharing plans providing for cash payments to all eligible employees. The two plans, Cash Profit Sharing (consisting of Cash and Cash Plus) and Deferred Profit Sharing, provide for a maximum aggregate expense of 16.25% of FGI's consolidated annual pretax earnings, adjusted as defined in the plans. The Deferred Profit Sharing Plan, limited to 15% of the salaries or wages paid or accrued to the eligible employees, provides for an annual payment by FGI to a Trust for eventual payment to employees as provided in the Plan. The Cash Profit Sharing Plan provides for annual cash distributions limited to 5% (Cash) and 1.25% (Cash Plus) of the salaries or wages paid or accrued to eligible employees.

      The Company's share of expense under these plans was $1,427,000, $1,422,000, and $1,359,000 in 1996, 1995, and 1994, respectively.

13.   TRANSACTIONS WITH AFFILIATES

      FGI performs certain services such as legal, investment, data processing and human resources for the Company and allocates the costs of these services to the Company. Total costs allocated for 1996, 1995, and 1994 were $1,433,000, $1,724,000, and $1,474,000, respectively. An affiliated entity performs claims processing services for the Company and allocated costs to the Company of approximately $360,000 for 1996 and 1995, and $250,000 for 1994. In addition, the Company performs virtually all of the corporate office functions for Investors Guaranty Life Insurance Company
      (IGL), a wholly-owned subsidiary of FGI. The Company allocates a portion of these shared service costs to IGL. Costs allocated to IGL totaled $5,470,000, $5,013,000 and $5,462,000 in 1996, 1995, and 1994,
      respectively. Management believes these amounts in the accompanying financial statements have been allocated in a reasonable and consistent manner.

      Included in the amount due to (from) affiliated companies at December 31, 1996, and 1995 is $80,000 and $(103,000) due to (from) IGL.

      Also see Note 6 regarding an indemnification agreement with FGI, Note 9 regarding reinsurance agreements, Note 10 regarding income tax payments to FGI, and Notes 11 and 12 regarding pension and profit sharing plans.

      The Company has a revolving line of credit with its parent company for $3,000,000 at interest rates equal to prime plus one-half percent. No borrowings were made under this line of credit in 1996 and 1995.

14.   DIVIDEND RESTRICTION

      Dividend payments can be made only from statutory surplus. The maximum dividend that may be paid in 1997 without prior approval of the Director of Insurance of the State of Ohio is limited to the greater of the prior year's statutory gain from operations or 10% of statutory surplus. The Company's statutory surplus and statutory gain from operations as of and for the year ended December 31, 1996 are $132,901,000 and $4,833,000, respectively. Accordingly, the maximum dividend that may be paid without prior approval during 1997 is approximately $13,290,000.

15.   COMMITMENTS AND CONTINGENCIES

      The Company is a defendant in various lawsuits incidental to the operation of its business, and in the opinion of management, the ultimate outcome of such proceedings will not materially affect the Company's financial position.

      The Company also participates in several State Insurance Guarantee Funds which are entitled to impose assessments on insurers based on losses incurred in those states. Management believes that the Company's obligation for potential assessments will not have a material effect on the Company's financial position.

16.   SUBSEQUENT EVENTS

      On April 15, 1997 (the "Closing Date"), Americo Life, Inc. ("Americo"), completed the acquisition of all of the outstanding common stock of the Company and IGL from FGI pursuant to a stock purchase agreement dated January 21, 1997. The acquisition was completed through one of Americo's wholly-owned subsidiaries, Great Southern Life Insurance Company ("Great Southern") for a total cash consideration of approximately $339,000,000.

      Immediately prior to the acquisition of the Company by Great Southern, the Company sold all of its investments in mortgage loans, real estate and joint ventures to FGI at the March 31, 1997 book values. Immediately following the acquisition, the Company sold of its investments in common stock and preferred stock to FGI at market values determined as of the Closing Date.

      On April 16, 1997, the Company entered into a coinsurance agreement to reinsure 100% of their insurance liabilities to an unaffiliated insurance company ("the Reinsurer") in exchange for a ceding commission of $113,000,000.

      On April 17, 1997, the Company paid a dividend of $175,000,000 to Great Southern.



                                   * * * * * *

                        INVESTORS GUARANTY LIFE
                        INSURANCE COMPANY
                        (A Wholly-Owned Subsidiary of
                        Farmers Group, Inc.)

                        Financial Statements for the Years Ended
                        December 31, 1996, 1995 and 1994
                        and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


The Board of Directors
Investors Guaranty Life Insurance Company:

We have audited the accompanying balance sheets of Investors Guaranty Life Insurance Company (a wholly-owned subsidiary of Farmers Group, Inc.) as of December 31, 1996, and 1995, and the related statements of operations, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP


February 13, 1997, except for Note 13
as to which the date is April 17, 1997
Columbus, Ohio

INVESTORS GUARANTY LIFE
INSURANCE COMPANY
(A Wholly-Owned Subsidiary of Farmers Group, Inc.)

BALANCE SHEETS, DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                  1996          1995
                                                                                                      --------      --------
INVESTMENTS:
  Fixed maturities:
    Bonds available for sale, at market (cost, 1996 - $55,286; 1995 - $54,581)                         $ 57,462     $ 57,587
    Redeemable preferred stocks available for sale, at market (cost, 1996 - $3,592; 1995 - $4,619)        3,612        4,749
  Equity securities available for sale:
    Nonredeemable preferred stocks, at market (cost, 1996 - $292; 1995 - $1,018)                            270        1,138
    Common stocks, at market (cost, 1996 - $22,168; 1995 - $16,911)                                      27,464       20,649
  Mortgage loans                                                                                          3,144        3,341
  Policy loans                                                                                            1,283        1,186
  Real estate (net of accumulated depreciation, 1996 - $53; 1995 - $49)                                     510          507
                                                                                                       --------     --------
            Total investments                                                                            93,745       89,157

CASH AND CASH EQUIVALENTS                                                                                 1,817        3,443

ACCRUED INVESTMENT INCOME                                                                                   885          960

DUE FROM AFFILIATED COMPANIES                                                                               912        2,274

DEFERRED POLICY ACQUISITION COSTS                                                                        34,488       34,692

CURRENT FEDERAL INCOME TAXES RECOVERABLE FROM PARENT                                                        204          285

OTHER ASSETS                                                                                              1,955        3,197
                                                                                                       --------     --------
TOTAL                                                                                                  $134,006     $134,008
                                                                                                       ========     ========

LIABILITIES AND STOCKHOLDER'S EQUITY

POLICY LIABILITIES:

  Future policy benefits-life and annuity                                                              $ 58,196     $ 55,757
  Policy claims payable                                                                                   1,701        1,927
  Other policyholders' funds                                                                              5,934        5,469
                                                                                                       --------     --------
      Total policy liabilities                                                                           65,831       63,153

ACCRUED EXPENSES AND OTHER LIABILITIES                                                                    5,328        6,599

DEFERRED FEDERAL INCOME TAXES                                                                             7,207        7,504

DUE TO AFFILIATED COMPANY                                                                                     0          103
                                                                                                       --------     --------
      Total liabilities                                                                                  78,366       77,359
                                                                                                       --------     --------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, $2 par value per share, authorized 8,500 shares;
    issued and outstanding 750 shares                                                                     1,500        1,500
  Additional paid-in capital                                                                              2,977        2,977
  Retained earnings                                                                                      46,288       47,626
  Net unrealized investment gains on available for sale securities, net of tax                            4,875        4,546
                                                                                                       --------     --------
      Total stockholder's equity                                                                         55,640       56,649
                                                                                                       --------     --------

TOTAL                                                                                                  $134,006     $134,008
                                                                                                       ========     ========




See notes to financial statements.

INVESTORS GUARANTY LIFE
INSURANCE COMPANY
(A Wholly-Owned Subsidiary of Farmers Group, Inc.)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(AMOUNTS IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------------
                                                            1996          1995          1994
                                                         --------       --------      --------
REVENUES:
  Premiums and other considerations                      $ 19,211       $ 19,996      $ 21,151
  Universal life and annuity policy charges                   623            756           592
  Net investment income                                     5,985          5,766         5,424
  Net realized investment gains                             2,362          2,656         3,807
                                                         --------       --------      --------
             Total revenues                                28,181         29,174        30,974
                                                         --------       --------      --------
BENEFITS AND EXPENSES:
  Policy benefits                                           6,349          7,688         7,039
  Increase in future policy benefit reserves                1,859            872           377
  Interest credited to policyholders                        1,821          1,793         1,693
  Amortization of deferred policy acquisition costs         9,135         11,214         9,904
  General expenses                                          7,644          7,072         6,999
                                                         --------       --------      --------
              Total benefits and expenses                  26,808         28,639        26,012
                                                         --------       --------      --------
INCOME BEFORE INCOME TAX PROVISION AND                      1,373            535         4,962
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE (Note 1)
                                                         --------       --------      --------
INCOME TAX PROVISION                                        2,711             67         1,596

NET (LOSS) INCOME BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE (Note 1)                            (1,338)           468         3,366

CUMULATIVE EFFECT OF ACCOUNTING CHANGE
  (Note 1)                                                                                 (46)
                                                         --------       --------      --------
NET (LOSS) INCOME                                        $ (1,338)      $    468      $  3,320
                                                         ========       ========      ========


See notes to financial statements.

INVESTORS GUARANTY LIFE
INSURANCE COMPANY
(A WHOLLY-OWNED SUBSIDIARY OF
FARMERS GROUP, INC.)

STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                                           NET
                                                                ADDITIONAL              UNREALIZED       TOTAL
                                                        COMMON    PAID-IN    RETAINED   INVESTMENT    STOCKHOLDER'S
                                                        STOCK     CAPITAL    EARNINGS     GAINS          EQUITY
BALANCE, DECEMBER 31, 1993                              $1,500    $2,977     $43,838      $ 3,939        $52,254

Net income - 1994                                                              3,320                       3,320
Cumulative effect of adoption of SFAS No. 115                                                 950            950
Decrease in net unrealized investment gains
  (net of tax of $2,539)                                                                   (4,715)        (4,715)
                                                        ------    ------     -------      -------        -------

BALANCE, DECEMBER 31, 1994                               1,500     2,977      47,158          174         51,809

Net income - 1995                                                                468                         468
Increase in net unrealized investment gains
  (net of tax of $2,354)                                                                    4,372          4,372
                                                        ------    ------     -------      -------        -------

BALANCE, DECEMBER 31, 1995                               1,500     2,977      47,626        4,546         56,649

Net loss - 1996                                                               (1,338)                     (1,338)
Increase in net unrealized investment gains
  (net of tax of $177)                                                                        329            329
                                                        ------    ------     -------      -------        -------

BALANCE, DECEMBER 31, 1996                              $1,500    $2,977     $46,288      $ 4,875        $55,640
                                                        ======    ======     =======      =======        =======


See notes to financial statements.

INVESTORS GUARANTY LIFE
INSURANCE COMPANY
(A Wholly-Owned Subsidiary of Farmers Group, Inc.)

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
(AMOUNTS IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------------------
                                                                               1996           1995           1994
                                                                            --------        --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                         $ (1,338)       $    468       $  3,320
                                                                            --------        --------       --------
  Adjustments to reconcile net income to net cash used in
    operating activities:
    Increase in policy liabilities                                             2,678           3,627          1,859
    Amortization of deferred policy acquisition costs                          9,135          11,214          9,904
    Decrease (increase) in current Federal income taxes
      recoverable                                                                 81             181           (749)
    Deferred Federal income tax credit                                          (473)           (176)           139
    Net realized investment gains                                             (2,362)         (2,656)        (3,807)
    Policy acquisition costs deferred                                         (8,931)        (11,836)       (12,716)
    (Decrease) increase in accrued expenses and other liabilities             (1,271)            223            (12)
    Other - net                                                                2,671            (875)         1,427
                                                                             -------         -------        -------
            Total adjustments                                                  1,528            (298)        (3,955)
                                                                             -------         -------        -------
            Net cash provided by (used in) operating activities                  190             170           (635)
                                                                             -------         -------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of investments available for sale                                (27,870)        (23,338)       (16,767)
  Purchases of investments held to maturity                                                                  (6,670)
  Proceeds from sales and maturities of investments available for sale        25,961          23,376         18,794
  Proceeds from sales and maturities of investments held to maturity                                          6,253
  Mortgage loan collections                                                      197             206          1,208
  (Increase) decrease in policy loans                                            (97)             45             20
  Real estate improvements                                                        (7)            (12)            (2)
  Proceeds from sale of real estate                                                0              80            421
                                                                             -------         -------        -------
            Net cash (used by) provided by investing activities               (1,816)            357          3,257
                                                                             -------         -------        -------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                              (1,626)            527          2,622

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                 3,443           2,916            294
                                                                             -------         -------        -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                     $ 1,817         $ 3,443        $ 2,916
                                                                             =======         =======        =======


See notes to financial statements.

INVESTORS GUARANTY LIFE
INSURANCE COMPANY
(A Wholly-Owned Subsidiary of
Farmers Group, Inc.)

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
--------------------------------------------------------------------------------

1.    BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Investors Guaranty Life Insurance Company (the Company) is a wholly-owned subsidiary of Farmers Group, Inc. (FGI). As such the accompanying financial statements are consolidated with those of FGI. The Company principally writes traditional life and annuity products throughout the United States.

      The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) on a historical cost basis and do not reflect any adjustments to recognize fair value amounts determined in consolidation with the Company's parent (see Note 3). These financial statements differ in certain respects from reporting practices prescribed or permitted by the Insurance Department of California (statutory accounting practices). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Statutory Accounting - Generally accepted accounting principles differ in certain respects from statutory insurance accounting practices in determining financial position and results of operations. Statutory accounting practices are prescribed or permitted by the Insurance Department of California include, among other things, that (a) common stocks are carried at market value with no provision for deferred income taxes pertaining to the unrealized appreciation of such investments; (b) costs of acquiring new business are charged to earnings at the time the policies are written; (c) certain assets designated as "non-admitted assets" are excluded from the balance sheet; (d) unrealized capital gains (losses) are credited (charged) directly to unassigned surplus; (e) certain reserves statutorily required to be maintained are included among liabilities; and (f) no provision for deferred income taxes is required to be made for inter-period timing differences between financial reporting income and taxable income. All of the Company's significant statutory accounting practices are prescribed practices.

      Investments - Investments in bonds and redeemable preferred stock (fixed maturities), common stock, and non-redeemable preferred stock are classified in the balance sheets as available for sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of deferred taxes, as a component of stockholder's equity (see Note 2). Realized gains and losses are determined by specific identification. Mortgage loans are stated at the unpaid principal balance, net of allowances for uncollectible amounts (see Note 4). Policy loans are carried at the aggregate of the unpaid loan balances which do not exceed the cash values of the related policies. Purchased real estate is carried at cost less depreciation, generally calculated using the straight-line method, less any required write-downs for permanent declines in value. Real estate acquired in settlement of foreclosed mortgage loans is recorded at the lower of cost or fair value at the date of acquisition.

      The Company adopted SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as of January 1, 1994, the effect of which was reported as a cumulative change in accounting principle consistent with the provisions of Accounting Principles Board (APB) No. 20 "Accounting Changes."

      Revenues - Traditional life premiums are recognized as revenues when they become due. Revenues for universal life-type policies and investment products consist of policy charges for the cost of insurance, policy administration, and surrenders.

      Deferred Policy Acquisition Costs (DAC) - The costs of acquiring new business, principally commissions, policy issue costs, underwriting and certain sales expenses, have been deferred. On traditional life insurance contracts, deferred policy acquisition costs are amortized ratably over the periods in which the related premiums are recognized. Such expected premium revenue is estimated using actuarial assumptions consistent with those used in calculating the liabilities for future policy benefits. Deferred policy acquisition costs related to universal life-type policies and investment products are amortized in relation to the present value of expected gross profits in the contracts.

      Future Policy Benefits - Future policy benefits on traditional life insurance and paid-up annuity contracts have been computed by a net level premium method based upon assumptions as to investment yield, mortality and withdrawals. See Note 5 for the significant assumptions pertinent to such liabilities.

      Future policy benefits on universal life-type policies and other investment products have been determined following a "retrospective deposit" method and consist principally of policy values that accrue to the benefit of policyholders which exclude surrender charges.

      Reinsurance Ceded - In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurers under excess coverage contracts. The Company retains a maximum of $100,000 of coverage per individual life.

      The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies (see also Note 6).

      Federal Income Taxes - The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes" (see Note 7). The Company is included in the consolidated income tax return of FGI. Income tax assets and liabilities are determined on a separate return basis and current amounts due or recoverable for federal income taxes are with FGI. Prior to 1995, the Company filed a separate tax return as a member of a controlled group.

      Employee Benefit Plans - The Company is a participant, together with other affiliated companies, in a non-contributory, defined benefit pension plan and profit-sharing plans as described in Notes 8 and 9, respectively.

      Effective January 1, 1994, the Company adopted SFAS No. 112, "Employers' Accounting for Post-Employment Benefits." This statement requires the cost associated with providing post-employment benefits to be recognized over the active service period of the employees, rather than recording this expense when paid, as was the Company's practice. The cumulative effect of this accounting change net of a $25,000 tax benefit, was to decrease 1994 net income by $46,000.

      Cash and Cash Equivalents - Cash and cash equivalents consist of highly liquid investments with maturities of three months or less.

      Effect of New Accounting Pronouncements - In June 1996, the Financial Accounting Standards Board released SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement, effective for fiscal years beginning after December 31, 1996, establishes accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on a consistent application of a financial-components approach that focuses on the issue of control. In December 1996, the FASB issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," which defers for one year the effective date of the provisions that apply to certain transactions. These transactions include repurchase agreements, dollar-rolls, securities lending, secured borrowings and collaterals. The Company does not expect the adoption of these Statements to have a significant impact on its financial statements.

2.    BONDS AND EQUITY SECURITIES

      The Company classifies its investments in the balance sheet in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which requires the classification of securities into one of three categories: held-to-maturity, available-for-sale or trading. This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The Company has classified all fixed maturities (bonds, notes and redeemable preferred stocks) as available for sale and reported at fair value in the balance sheet since the Company may not hold those securities to maturity. All equity securities (common stocks and non-redeemable preferred stocks) have also been classified as available for sale and reported at fair value in the balance sheet. Held to maturity securities are defined by SFAS No. 115 as debt securities which an enterprise has the positive intent and ability to hold to maturity. Trading securities are defined by SFAS No. 115 as debt and equity securities bought and held principally for the purpose of selling in the near term. As of December 31, 1996 and 1995, the Company has not designated any securities as held to maturity or trading securities under SFAS No. 115. The Company's equity in changes in unrealized appreciation (depreciation) of investments reported at fair value, net of deferred tax effects, is excluded from earnings and reported as a component of stockholder's equity.

      On November 15, 1995, the FASB issued a special report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," in which they discussed a "fresh start" transition provision that allowed reporting entities to reassess their securities holdings that were classified pursuant to the provisions in SFAS No. 115. As a result of this "fresh start," the Company decided to reclassify all of its debt securities originally classified as held to maturity under SFAS No. 115 to available for sale at December 31, 1995. This resulted in the transfer of debt securities with an amortized cost of approximately $19,136,000 and net unrealized losses of approximately $582,000 from held to maturity to available for sale.

      Bonds with an amortized cost of $3,190,000 and $2,327,000, were on deposit with regulatory authorities at December 31, 1996 and 1995, respectively.

The sources of investment income on securities owned by the Company for the years ended December 31 are (amounts in thousands):


                               1996          1995          1994
                             -------       -------       -------
Fixed income securities      $ 4,467       $ 4,468       $ 4,113
Equity securities                841           864           899
Mortgage loans                   320           334           495
Owned real estate                100            82            46
Policy loans                      95            75            71
Other                            341           163            69
Investment expenses             (179)         (220)         (269)
                             -------       -------       -------
Net investment income        $ 5,985       $ 5,766       $ 5,424
                             =======       =======       =======

Realized gains and losses on sales, redemptions and writedowns of investments owned by the Company are determined based on the actual cost of securities sold. Realized investment gains (losses) for the years ended December 31 are (amounts in thousands):

                                      1996          1995          1994
                                    -------       -------       -------
Bonds                               $   (28)      $   269       $   121
Redeemable preferred stocks              28            (8)           16
Non redeemable preferred stock         (194)
Common stocks                         2,556         2,442         3,668
Real estate                                           (47)            2
                                    -------       -------       -------
Net realized investment gains       $ 2,362       $ 2,656       $ 3,807
                                    =======       =======       =======

Gross unrealized gains (losses) of the Company pertaining to equity securities available for sale (nonredeemable preferred stocks and common stocks) stated at quoted market value as of December 31 are (amounts in thousands):

                                                    Gains       Losses          Net

1996
Nonredeemable preferred stocks                    $    52      $   (30)      $    22
Common stocks                                       5,632         (336)        5,296
                                                  -------      -------       -------
Total                                             $ 5,684      $  (366)        5,318
                                                  =======      =======
Less deferred Federal income taxes                                             1,861
                                                                             -------
Total                                                                        $ 3,457
                                                                             =======

1995
Nonredeemable preferred stocks                    $   200      $   (80)      $   120
Common stocks                                       5,025       (1,287)        3,738
                                                  -------      -------       -------
Total                                             $ 5,225      $(1,367)        3,858
                                                  =======      =======
Less deferred Federal income taxes                                             1,350
                                                                             -------
Total                                                                        $ 2,508
                                                                             =======


The amortized cost, gross unrealized gains and losses, and estimated market values of investments in debt securities (fixed maturity bonds and redeemable preferred stocks) at December 31, 1996 and 1995 are as follows (amounts in thousands):


                                                                                       Estimated
                                                Amortized    Unrealized   Unrealized     Market
December 31, 1996                                  Cost        Gains        Losses       Value
                                                ---------    ---------    ----------   ---------
Debt Securities Available for Sale

  U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies                   $ 4,996      $   279      $     0       $ 5,275
  States and political subdivisions               4,983          273           (1)        5,255
  Foreign governments                             1,579          320                      1,899
  Corporate                                      17,345          503         (179)       17,669
  Mortgage-backed securities                     26,383        1,099         (118)       27,364
  Redeemable preferred stocks                     3,592           43          (23)        3,612
                                                -------      -------      -------       -------
Totals                                          $58,878      $ 2,517      $  (321)      $61,074
                                                =======      =======      =======       =======

                                                                                       Estimated
                                                Amortized    Unrealized   Unrealized     Market
December 31, 1995                                  Cost        Gains        Losses       Value
                                                ---------    ---------    ----------   ---------
Debt Securities Available for Sale

  U.S. Treasury securities and
    obligations of U.S. government
    corporations and agencies                    $ 4,100      $   451                    $ 4,551
  States and political subdivisions                5,192          231                      5,423
  Foreign governments                              1,182           81      $   (37)        1,226
  Corporate                                       19,049          856          (88)       19,817
  Mortgage-backed securities                      25,058        1,513           (1)       26,570
  Redeemable preferred stocks                      4,619          196          (66)        4,749
                                                 -------      -------      -------       -------
Totals                                           $59,200      $ 3,328      $  (192)      $62,336
                                                 =======      =======      =======       =======

The amortized cost and estimated market value of debt securities at December 31, 1996, by contractual maturity, are shown below (amounts in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                                          Estimated
                                                                             Amortized      Market
                                                                                Cost        Value
                                                                             ---------    ---------
 Debt securities available for sale:
  Due in one year or less                                                     $ 1,102      $ 1,204
  Due after one year through five years                                         5,263        5,417
  Due after five years through ten years                                       10,165       10,534
  Due after ten years                                                          12,373       12,943
                                                                              -------      -------
           Total                                                               28,903       30,098
  Mortgage-backed securities                                                   26,383       27,364
  Preferred stocks with characteristics of debt securities                      3,592        3,612
                                                                              -------      -------
 Total                                                                        $58,878      $61,074
                                                                              =======      =======

Proceeds from sales and maturities of available for sale securities during 1996, 1995, and 1994 were $8,156,000, $14,594,000, and $18,794,000, respectively.
Gross gains of $110,000, $401,000, and $551,000 and gross losses of $110,000,
$140,000, and $378,000 were realized on sales and write-downs during 1996, 1995, and 1994, respectively.

The change in the net unrealized gains (losses) of the Company for the years ended December 31 are as follows:

                                   1996           1995            1994
                                  Amounts in thousands

Fixed maturities               $    (940)   $      4,570         (1,564)
Equity securities                  1,446           2,156         (4,184)


3.    FAIR VALUE OF FINANCIAL INSTRUMENTS

      The estimated fair values of financial instruments disclosed (amounts are in thousands) as of December 31, 1996 and 1995 have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented may not be indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies could have a significant effect on the estimated fair value amounts.

                                                                   1996                          1995
                                                        ---------------------------   --------------------------
                                                          Carrying     Estimated       Carrying     Estimated
                                                           Value      Fair Value         Value      Fair Value

       Assets:
         Cash and cash equivalents                         $  1,817      $  1,817        $  3,443     $  3,443
         Fixed maturities available for sale
           (including redeemable preferred stocks)           61,074        61,074          62,336       62,336
         Non-redeemable preferred stocks                        270           270           1,138        1,138
         Common stocks, available for sale                   27,464        27,464          20,649       20,649
         Mortgage loans                                       3,144         3,381           3,341        3,788
         Policy loans                                         1,283         1,375           1,186        1,208
       Liabilities:
           Future policy benefits - deferred annuities       26,901        25,948          26,032       25,442

      The following methods and assumptions were used to estimate the fair value of financial instruments as of December 31, 1996 and 1995.

      Cash and Cash Equivalents - The carrying amounts of these items are a reasonable estimate of their fair value.

      Fixed Maturities, Non-Redeemable Preferred Stocks and Common Stocks - The estimated fair values of bonds, redeemable and non-redeemable preferred stocks and common stocks are based upon quoted market prices, dealer quotes, and prices obtained from independent pricing services.

      Mortgage Loans - The estimated fair value of the mortgage loans portfolio is determined by discounting the estimated future cash flows, using a year-end market rate which is applicable to the yield, credit quality and average maturity of the composite portfolio.

      Policy Loans - The estimated fair value of policy loans is determined by discounting the future cash flows using the current rates at which similar loans would be made.

      Future Policy Benefits - Deferred Annuities - The estimated fair values of flexible premium and single premium deferred annuities are based on their cash surrender values.

4.    MORTGAGE LOANS

      The Company follows the principles of SFAS No. 118 (amending SFAS No.
      114), "Accounting by Creditors for Impairment of a Loan". This statement requires that an impaired loan be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral, if the loan is collateral dependent.

     The total recorded investment in impaired mortgage loans, as well as the amount of recorded investment for which an allowance for credit losses does and does not exist as of December 31 are (in thousands):

                                                                                      1996         1995
     The total recorded investment in impaired mortgage loans and for which an
       allowance for credit losses exists                                            $ 568        $ 597
     The total allowance for credit losses related to impaired mortgage loans           88          116

     The Company records interest income received on impaired mortgage loans on a cash basis. The average recorded investment and interest income recognized on impaired mortgage loans for the years ended December 31 are (in thousands):

                                                                                 1996     1995       1994

     The average recorded investment in impaired mortgage loans
       during the period                                                       $    581   $  600     $ 610

     Interest income recognized on the impaired mortgage loans
       during the period                                                              0       59        61

      The activity in the total allowance for credit losses related to impaired mortgage loans for the years ended December 31 are (in thousands):


                                                                                  1996       1995       1994

     Beginning balance                                                           $  116     $  125     $ 165
     Deductions credited to operations                                              (28)        (9)      (40)
                                                                                 ------     ------     -----
     Ending balance                                                              $   88     $  116       125
                                                                                 ======     ======     =====

5.    FUTURE POLICY BENEFITS - TRADITIONAL AND ANNUITY CONTRACTS

      The actuarial assumptions for the significant traditional and paid-up annuity contracts, which are believed to adequately provide for the possibility of adverse deviations from expected experience, are:

      o Withdrawals: Rates of persistency vary by type of product. For traditional life policies the withdrawal rates are based upon expected experience at issue using appropriate margins for deviations. Withdrawal rates for paid-up annuities are based upon Company experience.

      o Interest: Rates were determined considering, among other things, the investment experience. Interest rates on traditional life insurance contracts range from 3% to 7%.

      o Mortality: Mortality rates used in the computations of future policy benefits are based on select and ultimate tables in common usage in the industry and modified as necessary to conform to expected experience.

6.    REINSURANCE

      In the ordinary course of business, the Company assumes and cedes reinsurance with other insurers. The arrangements provide the Company with a greater diversification of business and generally limit the maximum exposure on death benefits. Reinsurance is ceded primarily under yearly renewable term contracts with an affiliate. Generally, the Company has a retention limit of $100,000 per life.

      Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established if amounts are deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities or economic characteristics of the reinsurer solvencies.

      Amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables which total $922,000 and $2,285,000 at December 31, 1996, and 1995, respectively, are included in other assets ($10,000 and $11,000, respectively), and due from affiliates ($912,000 and $2,274,000, respectively).

      The effect of reinsurance transactions for 1996, 1995 and 1994 is as follows (amounts in thousands):

                                                                                1996        1995        1994

       Direct premiums and amounts assessed against policyholders              $21,256     $21,665      $21,895
       Reinsurance assumed - nonaffiliate                                          578         566          584
       Reinsurance ceded:
         Affiliate                                                              (1,979)     (1,455)        (721)
         Nonaffiliate                                                              (21)        (24)         (15)
                                                                               -------     -------      -------
       Net premiums and amounts earned                                         $19,834     $20,752      $21,743
                                                                               =======     =======      =======

      Policy benefits and increase in future policy benefit reserves are net of reinsurance ceded recoveries of $288,000, $516,000, and $533,000 in 1996, 1995, and 1994, respectively.

7.    FEDERAL INCOME TAXES

      Deferred tax assets and deferred tax liabilities are recorded to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and the corresponding bases used for financial reporting purposes. Types of differences which give rise to significant portions of deferred tax balances are policy acquisition costs, life policy benefits and unrealized investment gains or losses.

      The components of the provision for income taxes are as follows (amounts in thousands):

                                                                              1996        1995        1994

       Current                                                               $ 3,184     $   243      $1,432
       Deferred expense (credit)                                                (473)       (176)        164
                                                                             -------     -------      ------
       Total                                                                 $ 2,711     $    67      $1,596
                                                                             =======     =======      ======

      Prior to 1996, a portion of the Company's retained earnings was designated as "Policyholders' Surplus Account" for tax purposes, and such amount was generally not taxable until distributed to stockholders or used for certain other business purposes. Under the Deficit Reduction Act of 1984, the balance of the Policyholders' Surplus Account was capped at the 1983 level of $6,152,000. In September 1996, FGI filed an amended 1994 consolidated federal income tax return which included a "deemed dividend election" for all of its subsidiary life companies, including the Company. The 1994 tax year was the last year the IRS allowed companies to make such an election. This election triggered a "Phase III" tax on the previously untaxed Policyholders' Surplus Account of the Company.
      The Company's 1996 tax provision reflects federal income tax expense of $2,153,000 related to this Phase III tax.

      The table below reconciles the provision for income taxes computed at the U.S. statutory income tax rate of 35% to the Company's provision for income taxes (amounts in thousands):


                                                                       1996        1995        1994

       Expected tax expense                                           $  481      $  187       $ 1,737
       Tax on "Policyholders' Surplus Account"                         2,153
       Tax exempt investment income                                     (111)       (121)         (137)
       Other, net                                                        188           1            (4)
                                                                      ------      ------       -------
       Reported income tax expense                                    $2,711      $   67       $ 1,596
                                                                      ======      ======       =======

     Federal income tax balance sheet accounts were as follows (amounts in thousands):

                                                                                        December 31,
                                                                                     1996         1995

       Currently recoverable from FGI                                              $   204      $  285
                                                                                   =======      ======
       Deferred, applicable to:
         Income                                                                    $ 4,582      $5,056
         Net unrealized investment gains                                             2,625       2,448
                                                                                   -------      ------
       Total deferred liability                                                    $ 7,207      $7,504
                                                                                   =======      ======


      Federal income tax payments of $3,103,000 were made to FGI in 1996 ($62,000 in 1995 and none in 1994).

 8.   EMPLOYEES' RETIREMENT BENEFIT PLANS

      The Company participates in FGI's two retirement plans (the Regular Plan and the Restoration Plan). The Regular Plan covers substantially all employees of FGI, its subsidiaries and Exchanges who have reached age 21 and rendered one year of service. Benefits are based on years of service and the employee's compensation during the last five years of employment. The Restoration Plan provides supplemental retirement benefits for certain key employees of FGI and its subsidiaries.

      FGI's policy is to fund the amount determined under the aggregate cost method, provided it does not exceed funding limitations. There has been no change in funding policy from prior years.

      The assets of the Regular Plan are held by an independent Trustee. Assets and liabilities of the Regular Plan are recorded by Farmers New World Life Insurance Company (a wholly-owned subsidiary of FGI) in separate accounts and are not commingled with the general assets and liabilities of Farmers New World Life. Assets held are primarily in fixed maturity and equity investments. The principal liability is for annuity benefit payments of current and future retirees. Assets of the Restoration Plan are considered corporate assets of FGI and are held in a special fund.

      Information regarding the Regular Plan's funded status is not developed separately for FGI, its subsidiaries and Exchanges. Information regarding the Restoration Plan pertains to FGI and its subsidiaries only. The funded status of both Plans at December 1, 1996 (the latest date information is available) and 1995 is as follows (amounts in thousands):



                                                                                      1996           1995

       Actuarial present value of benefit obligations:
         Vested benefit obligation                                                  $(520,715)     $(475,831)
                                                                                    =========      =========
         Accumulated benefit obligation                                             $(545,459)     $(504,750)
                                                                                    =========      =========
        Projected benefit obligation                                                $(695,346)     $(660,708)
       Assets at fair market value                                                    744,340        709,549
                                                                                    ---------      ---------
       Plan assets in excess of projected benefit obligation                           48,994         48,841
       Unrecognized net transition (asset)                                            (35,538)       (40,214)
       Unrecognized prior service cost                                                 30,133         32,583
       Unrecognized net (gain)                                                        (98,544)       (88,011)
                                                                                    ---------      ---------
       (Accrued) pension cost                                                       $ (54,955)     $ (46,801)
                                                                                    =========      =========

      Components of net periodic pension expense for FGI and its subsidiaries are as follows (amounts in thousands):


                                              1996          1995         1994

       Service costs                        $ 15,275     $ 12,829    $ 14,774
       Interest costs                         27,409       25,533      24,088
       Return of plan assets                 (35,671)     (31,842)    (32,246)
       Net amortization and deferral          (1,850)      (4,084)     (2,677)
                                            --------     --------    --------
       Net periodic pension expense         $  5,163     $  2,436    $  3,939
                                            ========     ========    ========

      The Company's share of pension expense was approximately $49,000, $30,000, and $34,000 in 1996, 1995, and 1994 respectively.

      FGI and its subsidiaries use the projected unit credit cost actuarial method for attribution of expense for financial reporting purposes. The interest cost and the actuarial present value of benefit obligations were computed using an interest rate of 7.25% in 1996 and 1995, and 8.25% in 1994 while the expected return on plan assets was computed using an interest rate of 9.00% in 1996, 9.25% in 1995 and 9.00% in 1994. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5.00% in 1996, 4.50% in 1995 and 5.5% in 1994.

      FGI and its subsidiaries' postretirement benefits plan is a contributory defined benefit plan for current retirees and those employees who were eligible for early retirement on January 1, 1991, and is a contributory defined dollar plan for all other employees. Health benefits are provided for all employees who participated in the Company's group medical benefits plan for 15 years prior to retirement at age 55 or later. A life insurance benefit of $5,000 is provided at no cost to retirees who maintained group life coverage for 15 years prior to retirement at age 55 or later.

      There are no assets separated and allocated to this plan.

      The funded status of the entire plan, which includes FGI, its subsidiaries and Exchanges, at December 1, 1996 (the latest date for which information is available) and 1995 is as follows (amounts in thousands):



                                                                      1996           1995

       Actuarial present value of benefit obligations:
         Vested benefit obligation                                  $      0       $      0
                                                                    ========       ========
        Accumulated benefit obligation:
           Retirees                                                 $ 44,051       $ 39,335
           Eligible active plan participants                          11,564         11,801
           Other active plan participants                             19,527         23,055
       Assets at fair market value                                         0              0
       Unrecognized net gains/(losses)                                 7,796          4,842
       Unrecognized net transition obligation                        (20,976)       (22,287)
                                                                    --------       --------
       Accrued postretirement benefit cost                          $ 61,962       $ 56,746
                                                                    ========       ========


      FGI and its subsidiaries' share of the accrued postretirement benefit cost was approximately $47,948,000 in 1996 and $44,726,000 in 1995. The
      unrecognized transition obligation of $20,976,000 in 1996 and $22,287,000 in 1995 represents the remaining transition obligation of the Exchanges.

      Components of postretirement benefits expense for FGI and its subsidiaries follow (amounts in thousands):


                                              1996        1995        1994

       Service costs                        $1,016      $  956      $1,636
       Interest costs                        3,018       3,308       3,172
       Return on plan assets                     0           0           0
                                            ------      ------      ------
       Net periodic expense                 $4,034      $4,264      $4,808
                                            ======      ======      ======


     The Company's share of this amount was approximately $39,000 in 1996 and $42,000 in 1995 and 1994.

     The interest rate used in the above benefit computations was 7.25% in 1996 and 1995 and 8.25% in 1994. Beginning in 1993, the initial medical inflation rate was 9.0%, to be graded over a 6 year period to 6.0% and level thereafter, and contribution levels from retirees were the same as applicable medical cost increases where defined benefits exist. The rate of increase in future compensation levels used in determining the actuarial present value of the accumulated benefit obligation was 5.00% in 1996, 4.50% in 1995 and 5.50% in 1994. A 1.0% increase in the medical inflation rate assumption would have resulted in an approximate increase of $1,231,000 in 1996, and $1,626,000 in 1995 in the accumulated benefit obligation for FGI and its subsidiaries.

9.    EMPLOYEES' PROFIT SHARING PLANS

      FGI has two profit sharing plans providing for cash payments to all eligible employees. The two plans, Cash Profit Sharing (consisting of Cash and Cash Plus) and Deferred Profit Sharing, provide for a maximum aggregate expense of 16.25% of FGI's consolidated annual pretax earnings, adjusted as defined in the plans. The Deferred Profit Sharing Plan, limited to 15% of the salaries or wages paid or accrued to eligible employees, provides for an annual payment by FGI to a Trust for eventual payment to employees as provided in the Plan. The Cash Profit Sharing Plan provides for annual cash distributions limited to 5% (Cash) and 1.25% (Cash Plus) of the salaries or wages paid or accrued to the eligible employees.

      The Company's share of expense under these plans was $663,000, $673,000 and $636,000 in 1996, 1995, and 1994, respectively.

10.   TRANSACTIONS WITH AFFILIATES

      Virtually all of the corporate office function is performed by the Ohio State Life Insurance Company (OSL), a wholly-owned subsidiary of FGI. Total costs allocated to the Company by OSL were $5,470,000, $5,013,000 and $5,462,000 in 1996, 1995, and 1994, respectively. In addition, FGI performs certain services such as legal, investment, data processing and human resources for the Company. Costs allocated by FGI for these services totaled $533,000, $453,000 and $374,000 for 1996, 1995, and 1994,
      respectively. Management believes these amounts in the accompanying financial statements have been allocated in a reasonable and consistent manner.

      The amount due from affiliate at December 31, 1996, is comprised primarily of premiums collected by OSL on behalf of the Company. The amount due to affiliate at December 31, 1995 is comprised of expenses and commissions paid by OSL on behalf of the Company.

      See Note 6 regarding reinsurance agreements including amounts due from affiliated companies of $912,000 and $2,274,000 at December 31, 1996 and 1995, Note 7 regarding income tax payments recoverable from FGI, and Notes 8 and 9 regarding pension and profit sharing plans.

      The Company has a revolving line of credit with its parent company for $1,500,000 at interest rates equal to prime plus one-half percent. No borrowings were made under this line of credit in 1996 and 1995.

11.   DIVIDEND RESTRICTION

      Dividend payments can be made only from statutory surplus. The maximum dividend that may be paid in 1997 without prior approval of the Commissioner of Insurance of the State of California is limited to the greater of the prior year's statutory gain from operations or 10% of statutory surplus. The Company's statutory surplus and statutory loss from operations as of and for the year ended December 31, 1996 are $30,040,000 and $(4,287,000), respectively. Accordingly, the maximum dividend that may be paid without prior approval during 1997 is approximately $3,004,000.

12.   COMMITMENTS AND CONTINGENCIES

      The Company is a defendant in various lawsuits incidental to the operation of its business and in the opinion of management, the ultimate outcome of such proceedings will not materially affect the Company's financial position.

      The Company also participates in several State Insurance Guarantee Funds which are entitled to impose assessments on insurers based on losses incurred in those states. Management believes that the Company's obligation for potential assessments will not have a material effect on the Company's financial position.

13.   SUBSEQUENT EVENTS

      On April 15, 1997 (the "Closing Date"), Americo Life, Inc. ("Americo"), completed the acquisition of all of the outstanding common stock of the Company and OSL from FGI pursuant to a stock purchase agreement dated January 21, 1997. The acquisition was completed through one of Americo's wholly-owned subsidiaries, Great Southern Life Insurance Company ("Great Southern") for a total cash consideration of approximately $339,000,000.

      Immediately prior to the acquisition of the Company by Great Southern, the Company sold all of its investments in mortgage loans, real estate and joint ventures to FGI at the March 31, 1997 book values. Immediately following the acquisition, the Company sold its investments in common stock and preferred stock to FGI at market values determined as of the Closing Date.

      On April 16, 1997, the Company entered into a coinsurance agreement to reinsure 100% of their insurance liabilities to an unaffiliated insurance company ("the Reinsurer") in exchange for a ceding commission of $20,000,000.

      On April 17, 1997, the Company paid a dividend of $25,000,000 to Great Southern.

                                   * * * * * *

                                                             Attachment 7(a)(ii)

                        OHIO STATE LIFE INSURANCE COMPANY
                                  BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
             AS OF MARCH 31, 1997 AND DECEMBER 31, 1996 (UNAUDITED)

                       ASSETS                             MARCH 31,     DECEMBER 31,
                                                             1997           1996
                                                          ---------      ---------
Investments
  Fixed maturities:
    Available for sale, at market                         $ 583,799      $ 608,470
  Equity securities, at market                               78,086         78,176
  Mortgage loans on real estate, net                         29,575         31,982
  Investment in real estate, net                             14,102         14,177
  Policy loans                                               38,100         37,925
  Other invested assets                                       2,650          2,237
                                                          ---------      ---------

    Total investments                                       746,312        772,967

Cash and cash equivalents                                    26,583          9,512
Accrued investment income                                     8,118          8,218
Amounts receivable from reinsurers                               52            713
Other receivables                                             4,272          4,308
Deferred policy acquisition costs                           125,009        120,450
Amounts due from affiliates                                     521          3,040
Other assets                                                 13,006         46,133
                                                          ---------      ---------
    Total assets                                          $ 923,873      $ 965,341
                                                          =========      =========

       LIABILITIES AND STOCKHOLDER'S EQUITY

Policyholder account balances                             $ 490,598      $ 488,918
Reserves for future policy benefits                         113,327        113,903
Unearned policy revenues                                      1,126          1,223
Policy and contract claims                                    6,273          6,726
Other policyholder funds                                     15,105         15,272
Deferred income taxes                                        16,002         17,928
Other liabilities                                             5,813         45,075
                                                          ---------      ---------

    Total liabilities                                       648,244        689,045

Stockholder's equity:
Common stock ($1 par value, 3,000,000 shares
  authorized, 1,997,990 shares issued and outstanding)        1,998          1,998
Additional paid-in capital                                      124            124
Net unrealized investment gains                               8,486         14,251
Retained earnings                                           265,021        259,923
                                                          ---------      ---------

    Total stockholder's equity                              275,629        276,296
                                                          ---------      ---------

Commitments and contingencies

    Total liabilities and stockholder's equity            $ 923,873      $ 965,341
                                                          =========      =========






                       See notes to financial statements.

                        OHIO STATE LIFE INSURANCE COMPANY
                               STATEMENT OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
         FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                       THREE MONTHS ENDED
                                                           MARCH 31,
                                                       1997           1996
                                                     --------       --------
INCOME
  Premiums and policy revenues                       $ 16,358       $ 16,028
  Net investment income                                12,944         12,533
  Net realized investment gains                         2,487          4,257
  Other income                                            360            441
                                                     --------       --------
    Total income                                       32,149         33,259

BENEFITS AND EXPENSES
  Policyholder benefits:
    Death benefits                                      6,226          6,727
    Interest credited on universal life and annuity
      products                                          7,195          6,940
    Other policyholder benefits                         2,465          2,288
    Change in reserves for future policy benefits        (619)          (653)
  Commissions                                             531            442
  Amortization expense                                  4,512          3,985
  Other operating expenses                              4,244          3,565
                                                     --------       --------
    Total benefits and expenses                        24,554         23,294

    Income before provision for income taxes            7,595          9,965

Provision for income taxes                              2,499          3,332
                                                     --------       --------

    Net income                                       $  5,096       $  6,633
                                                     ========       ========

Net income per common share                          $   2.55       $   3.32
                                                     ========       ========



                       See notes to financial statements.

                        OHIO STATE LIFE INSURANCE COMPANY
                             STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
         FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
       CASH FLOWS FROM OPERATING ACTIVITIES:                   1997             1996
                                                             --------         --------
Net income                                                   $  5,096         $  6,633
                                                             --------         --------
Adjustments to reconcile net income to net cash used
   by operating activities:
Depreciation and amortization                                     111              258
Deferred policy acquisition costs                                 (27)            (751)
(Increase) decrease in assets:
   Accrued investment income                                      100             (206)
   Amounts receivable from reinsurers                             661             (199)
   Other receivables                                               36            1,020
   Amounts receivable from affiliates                            (583)             832
   Other assets, net of depreciation and amortization          35,043             (912)
Increase (decrease) in liabilities:
   Policyholder account balances                               (7,341)         (12,392)
   Reserves for future policy benefits and unearned
     policy revenues                                             (674)             396
   Policy and contract claims                                    (453)          (1,577)
   Other policyholder funds                                      (168)            (908)
   Federal income taxes payable                                (1,234)            (297)
   Provision for deferred income taxes                          1,178              798
   Other liabilities                                          (36,840)           2,605
Net realized gains on investments sold                         (2,487)          (4,257)
Amortization on bonds and mortgage loans                            5              346
Other changes                                                      --             (816)
                                                             --------         --------
Total adjustments                                             (12,673)         (16,060)
                                                             --------         --------
Net cash used by operating activities                          (7,577)          (9,427)
                                                             --------         --------

        CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of fixed maturity investments                        (2,795)         (23,408)
Purchases of other investments                                 (6,157)          (8,762)
Sales of fixed maturity investments:
   Available for sale                                          16,289           10,033
   Sales of other investments                                   6,058           10,464
Repayments from mortgage loans                                  2,407              777
Change in policy loans                                           (175)            (592)
                                                             --------         --------
Net cash provided (used) by investing activities               15,627          (11,488)
                                                             --------         --------

        CASH FLOWS FROM FINANCING ACTIVITIES:

Receipts on universal life-type and annuity policies
  credited to policyholder account balances                    21,596           26,851
Return of policyholder account balances on universal
  life-type and annuity policies                              (12,575)         (13,006)
                                                             --------         --------
Net cash provided by financing activities                       9,021           13,845
                                                             --------         --------

Increase (decrease) in cash and cash equivalents               17,071           (7,070)

Cash and cash equivalents at beginning of period                9,512           12,613
                                                             --------         --------

Cash and cash and equivalents at end of period               $ 26,583         $  5,543
                                                             ========         ========

                       See notes to financial statements.

                        OHIO STATE LIFE INSURANCE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
           FOR THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

The following notes should be read in conjunction with the notes to the financial statements contained in the Ohio State Life Insurance Company (the Company) December 31, 1996 financial statements included in this Form 8-K.

1.  ACCOUNTING POLICIES

The unaudited financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 reflect all adjustments, consisting of normal recurring adjustments, which are necessary for a fair statement of financial position and results of operations on a basis consistent with accounting principles described fully in Note 1 of the Company's December 31, 1996 financial statements. The results of operations for the three months ended March 31, 1997 and 1996 are not necessarily indicative of the results experienced for the full year 1996, nor the results to be expected for the full year 1997.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain reclassifications have been made to the December 31, 1996 amounts in order to conform to the March 31, 1997 presentation.

2.  STOCKHOLDER'S EQUITY

Following are the components of net unrealized investment gains:

                                                                       CHANGE IN
                                                                      THREE MONTHS
                                           MARCH 31,   DECEMBER 31,      ENDED
                                             1997         1996       MARCH 31, 1997
                                           --------    ------------  --------------
Investment securities:
   Fixed maturities available for sale     $  2,541      $ 14,043       $(11,502)
   Equity securities                         11,567        13,467         (1,900)
                                           --------      --------       --------
                                             14,108        27,510        (13,402)

Effect on other balance sheet accounts       (1,053)       (5,585)         4,532
Deferred income taxes                        (4,569)       (7,674)         3,105
                                           --------      --------       --------

Net unrealized investment gains            $  8,486      $ 14,251       $ (5,765)
                                           ========      ========       ========

3.  SUBSEQUENT EVENT

On April 15, 1997 (the "Closing Date"), Americo Life, Inc. ("Americo"), completed the acquisition of all of the outstanding common stock of the Company and Investors Guaranty Life Insurance Company ("IGL") from Farmers Group, Inc. ("Farmers") pursuant to a stock purchase agreement dated January 21, 1997. The acquisition of the Company and IGL was completed through one of Americo's wholly owned subsidiaries, Great Southern Life Insurance Company ("Great Southern") for a total cash consideration of approximately $339,000. The acquisition of the Company will be accounted for using the purchase method of accounting.

Immediately prior to the acquisition of the Company by Great Southern, the Company sold for cash consideration all of its investments in mortgage loans, real estate and joint ventures to Farmers at the March 31, 1997 statutory book values. Immediately following the acquisition, the Company sold all of its investment in common stock and preferred stock to Farmers at market values as of the Closing Date.

On April 16, 1997, the Company entered into a coinsurance agreement to reinsure 100% of its insurance liabilities to an unaffiliated insurance company in exchange for a ceding commission of $113,000.

On April 17, 1997, the Company paid a dividend of $175,000 to Great Southern.

                    INVESTORS GUARANTY LIFE INSURANCE COMPANY
                                  BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                MARCH 31, 1997 AND DECEMBER 31, 1996 (UNAUDITED)

                                  ASSETS                        MARCH 31,      DECEMBER 31,
                                                                  1997           1996
                                                                --------        --------
Investments
   Fixed maturities:
     Available for sale, at market                              $ 57,663        $ 61,074
   Equity securities, at market                                   27,722          27,734
   Mortgage loans on real estate, net                              3,048           3,144
   Investment in real estate, net                                    508             510
   Policy loans                                                    1,287           1,283
                                                                --------        --------

   Total investments                                              90,228          93,745

Cash and cash equivalents                                          5,285           1,817
Accrued investment income                                            942             885
Amounts receivable from reinsurers                                   659             698
Other receivables                                                  1,375           1,084
Deferred policy acquisition costs                                 33,641          34,488
Amounts due from affiliates                                          832           1,116
Other assets                                                         206             173
                                                                --------        --------

   Total assets                                                 $133,168        $134,006
                                                                ========        ========


                    LIABILITIES AND STOCKHOLDER'S EQUITY

Policyholder account balances                                   $ 30,769        $ 30,535
Reserves for future policy benefits                               27,863          27,661
Unearned policy revenues                                              21              22
Policy and contract claims                                         1,597           1,701
Other policyholder funds                                           6,104           5,934
Amounts payable to reinsurers                                      2,357           2,692
Deferred income taxes                                              6,324           7,207
Other liabilities                                                  3,621           2,614
                                                                --------        --------

   Total liabilities                                              78,656          78,366

Stockholder's equity:
Common stock ($2 par value, 8,500,000 shares
   authorized, 750,000 shares issued and outstanding)              1,500           1,500
Additional paid-in capital                                         2,977           2,977
Net unrealized investment gains                                    3,813           4,875
Retained earnings                                                 46,222          46,288
                                                                --------        --------

   Total stockholder's equity                                     54,512          55,640
                                                                --------        --------

Commitments and contingencies

   Total liabilities and stockholder's equity                   $133,168        $134,006
                                                                ========        ========







                       See notes to financial statements.

                    INVESTORS GUARANTY LIFE INSURANCE COMPANY
                               STATEMENT OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
         FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                                       THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                    1997              1996
                                                                 ------------      ------------
INCOME
   Premiums and policy revenues                                    $  4,660            $ 5,092
   Net investment income                                              1,362              1,514
   Net realized investment gains                                        686                851
                                                                 ----------          ---------
     Total income                                                     6,708              7,457

BENEFITS AND EXPENSES
   Policyholder benefits:
     Death benefits                                                   1,177              1,237
     Interest credited on universal life and annuity  products          454                447
     Other policyholder benefits                                        336                308
     Change in reserves for future policy benefits                      203                614
   Commissions                                                          192                245
   Amortization expenses                                              2,662              2,413
   Other operating expenses                                           1,825              1,690
                                                                 ----------           --------
     Total benefits and expenses                                      6,849              6,954

     Income (loss) before provision for income taxes                   (141)               503

Provision for income taxes                                              (75)               156
                                                                 ----------           --------

     Net income (loss)                                            $    ( 66)           $   347
                                                                  =========            =======

Net income (loss) per common share                                $   (0.09)           $  0.46
                                                                  =========            =======








                       See notes to financial statements.

                    INVESTORS GUARANTY LIFE INSURANCE COMPANY
                             STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
         FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996 (UNAUDITED)

                                                                               THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                              1997            1996
                                                                             -------         -------
                   Cash Flows From Operating Activities:
Net income (loss)                                                            $   (66)        $   347
                                                                             -------         -------
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization                                                      4               -
Deferred policy acquisition costs                                                847             280
(Increase) decrease in assets:
   Accrued investment income                                                     (58)            (64)
   Amounts receivable from reinsurers                                             39           1,257
   Other receivables                                                             598             379
   Amounts receivable from affiliates                                           (684)         (1,150)
   Other assets, net of depreciation & amortization                              (32)            (26)
Increase (decrease) in liabilities:
   Policyholder account balances                                                 323              86
   Reserves for future policy benefits and unearned policy revenues              202             987
   Policy and contract claims                                                   (104)             47
   Other policyholder funds                                                      169              62
   Amounts payable to reinsurers                                                (335)           (283)
   Federal income taxes payable                                                  (69)            136
   Provision for deferred income taxes                                          (312)            (25)
   Amounts due to affiliates                                                   1,412             573
   Other liabilities                                                            (258)            151
Net realized gains on investments sold                                          (686)           (851)
Amortization on bonds and mortgage loans                                          19              15
Other changes                                                                      -             279
                                                                             -------         -------
Total adjustments                                                              1,075           1,853
                                                                             -------         -------
Net cash provided by operating activities                                      1,009           2,200
                                                                             -------         -------

                   Cash Flows From Investing Activities:

Purchases of fixed maturity investments                                          (70)         (3,749)
Purchases of other investments                                                (2,217)         (3,047)
Maturities or redemption of fixed maturity investments                         1,337             996
Sales of other investments                                                     3,404           2,909
Repayments from mortgage loans                                                    96              69
Change in policy loans                                                            (3)            (23)
                                                                             -------         -------
Net cash provided (used) by investing activities                               2,547          (2,845)
                                                                             -------         -------

                   Cash Flows From Financing Activities:

Receipts on universal life-type and annuity policies credited
   to policyholder account balances                                            1,022             501
Return of policyholder account balances on universal
   life-type and annuity policies                                             (1,110)           (464)
                                                                             -------         -------
Net cash provided (used) by financing activities                                 (88)             37
                                                                             -------         -------

Increase (decrease) in cash and cash equivalents                               3,468            (608)

Cash and cash equivalents at beginning of period                               1,817           3,443
                                                                             -------         -------

Cash and cash and equivalents at end of period                               $ 5,285         $ 2,835
                                                                             =======         =======

                       See notes to financial statements.

                    Investors Guaranty Life Insurance Company
                          Notes to Financial Statements
           For Three Months Ended March 31, 1997 and 1996 (unaudited)
                             (Dollars in Thousands)

The following notes should be read in conjunction with the notes to the financial statements contained in the Investors Guaranty Life Insurance Company (the Company) December 31, 1996 financial statements included in this Form 8-K

1.  ACCOUNTING POLICIES

The unaudited financial statements as of March 31, 1997 and for the three months ended March 31, 1997 and 1996 reflect all adjustments, consisting of normal recurring adjustments, which are necessary for a fair statement of financial position and results of operations on a basis consistent with accounting principles described fully in Note 1 of the Company's December 31, 1996 financial statements. The results of operations for the three months ended March 31, 1997 and 1996 are not necessarily indicative of the results experienced for the full year 1996, nor the results to be expected for the full year 1997.

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain reclassifications have been made to the December 31, 1996 amounts in order to conform to the March 31, 1997 presentation.

2.  STOCKHOLDER'S EQUITY

Following are the components of net unrealized investment gains:

                                                                                  Change in Three
                                                    March 31,     December 31,      Months Ended
                                                     1997            1996          March 31, 1997
                                                    -------         -------         -------
Investment securities:
    Fixed maturities available for sale             $ 1,185         $ 2,195         $(1,011)
    Equity securities                                 4,681           5,304            (622)
                                                    -------         -------         -------
                                                      5,866           7,499          (1,633)
Deferred income taxes                                (2,053)         (2,624)            571
                                                    -------         -------         -------

Net unrealized investment gains                     $ 3,813         $ 4,875         $(1,062)
                                                    =======         =======         =======

3.  SUBSEQUENT EVENT

On April 15, 1997 (the "Closing Date"), Americo Life, Inc. ("Americo"), completed the acquisition of all of the outstanding common stock of the Company and Ohio State Life Insurance Company ( "OSL") from Farmers Group, Inc. ("Farmers") pursuant to a stock purchase agreement dated January 21, 1997. The acquisition of the Company and OSL was completed through one of Americo's wholly owned subsidiaries, Great Southern Life Insurance Company ("Great Southern") for a total cash consideration of approximately $339,000. The acquisition of the Company will be accounted for using the purchase method of accounting.

Immediately prior to the acquisition of the Company by Great Southern, the Company sold for cash consideration all of its investments in mortgage loans, real estate and joint ventures to Farmers at the March 31, 1997 statutory book values. Immediately following the acquisition, the Company sold all of its investment in common stock and preferred stock to Farmers at market values as of the Closing Date.

On April 16, 1997, the Company entered into a coinsurance agreement to reinsure 100% of its insurance liabilities to an unaffiliated insurance company ("the Reinsurer") in exchange for a ceding commission of $20,000.

On April 17, 1997, the Company paid a dividend of $25,000 to Great Southern.

                                                                 Attachment 7(b)
                       Americo Life, Inc. and Subsidiaries
                    Pro Forma Selected Financial Information

The following unaudited pro forma condensed financial information has been prepared to illustrate the pro forma effects on Americo Life, Inc. (the Company) and its subsidiaries of (i) the acquisition of Ohio State Life Insurance Company ("OSL") and Investors Guaranty Life Insurance Company ("IGL") on April 15, 1997, including the sales of certain investments by OSL and IGL to their former parent immediately prior to and after the acquisition, (ii) the reinsurance of 100% of the insurance liabilities of OSL and IGL to an unrelated reinsurer on April 16, 1997 and (iii) the concurrent reinsurance of 70% of the same insurance liabilities by Great Southern Life Insurance Company ("GSL"). These transactions are more fully described under Item 2 of the Current Report on Form 8-K, dated April 15, 1997.

The pro forma statements of income for the year ended December 31, 1996 and for the three months ended March 31, 1997 give effect to the foregoing transactions as though each had occurred on January 1, 1996. The pro forma balance sheet as of March 31, 1997 gives effect to the acquisition of OSL and IGL and the reinsurance transactions, as though each such transaction had occurred on March 31, 1997.

The acquisition will be accounted for using the purchase method of accounting. The total purchase price of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their respective fair values as of the date of acquisition. The allocation of the aggregate purchase price reflected in the pro forma financial information is preliminary and based upon assumed acquisition dates of January 1, 1996 and March 31, 1997 for the pro forma statements of income and the pro forma balance sheet, respectively. The final allocation of the purchase price is contingent upon the final valuation of the acquired assets and liabilities; however, that allocation is not expected to differ materially from the preliminary allocation.

The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred had the above-described transactions been consummated on the indicated dates.

The pro forma consolidated financial information is based on, and should be read in conjunction with, the respective historical consolidated financial statements and notes of the Company, which were previously filed on Form 10-K at December 31, 1996 and on Form 10-Q at March 31, 1997 and the audited financial statements of OSL and IGL at December 31, 1996 and the unaudited financial statements of OSL and IGL at March 31, 1997, both of which are filed under Item 7(a) in this Form 8-K.

                       AMERICO LIFE, INC. AND SUBSIDIARIES
                        PRO FORMA CONDENSED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                           MARCH 31, 1997 (UNAUDITED)

                                                                 INVESTORS
                                    AMERICO        OHIO STATE     GUARANTY      PRO FORMA       REINSURANCE          PRO FORMA
                                   LIFE, INC.        LIFE          LIFE        ADJUSTMENTS      TRANSACTIONS         COMBINED
                                   -----------    -----------    ----------    ------------     -------------      -------------
Assets
   Fixed maturities:
       Held to maturity            $  861,841     $       -      $       -     $       -         $       -         $    861,841
       Available for sale             564,560       583,799         57,663       (16,798)  1      (494,717)  9          694,507
   Equity securities                   48,978        78,086         27,722      (105,808)  1             -               48,978
   Investment in equity                18,971             -              -             -                 -               18,971
     subsidiaries
   Mortgage loans                     171,321        29,575          3,048       (32,623)  1             -              171,321
   Investment real estate              17,091        14,102            508       (14,610)  1             -               17,091
   Policy loans                       202,746        38,100          1,287             -           (39,387)  9          202,746
   Other invested assets               29,583         2,650              -       (12,650)  1,2           -               19,583
                                   ----------    ----------     ----------     ---------         ---------         ------------
   Total investments                1,915,091       746,312         90,228      (182,489)         (534,104)           2,035,038
                                   ----------    ----------     ----------     ---------         ---------         ------------

   Cash and cash equivalents          139,518        26,583          5,285      (148,366)  1,2           -               23,020
   Accrued investment income           24,533         8,118            942          (113)  1             -               33,480
   Amounts receivable from
     reinsurers                       389,115            52            659             -           576,407   9          966,233
   Other receivables                   25,666         4,272          1,375          (419)                -               30,894
   Deferred policy acquisition costs   77,838       125,009         33,641      (158,650)  4             -               77,838
   Cost of business acquired          196,558             -              -       141,010   3       (42,303)  9          295,265
   Amounts due from affiliates          1,821           521            832             -                 -                3,174
   Other assets                        28,598        13,006            206       (11,370)  1             -               30,440
                                   ----------    ----------     ----------     ---------         ---------         ------------

   Total assets                    $2,798,738    $  923,873     $  133,168     $(360,397)        $       -         $  3,495,382
                                   ==========    ==========     ==========     =========         =========         ============

Liabilities
   Policyholder account balances   $1,483,240    $  490,598     $   30,769     $       -         $       -         $  2,004,607
   Reserves for future policy
     benefits                         678,136       113,327         27,863        (8,929)  5             -              810,397
   Unearned policy revenues            33,845         1,126             21             -                 -               34,992
   Policy and contract claims          28,812         6,273          1,597             -                 -               36,682
   Other policyholder funds            84,288        15,105          6,103             -                 -              105,496
   Notes payable                      133,358             -              -             -                 -              133,358
   Amounts payable to reinsurers       64,581             -          2,357             -                 -               66,938
   Deferred income taxes               43,235        16,002          6,324       (22,326)  6             -               43,235
   Other liabilities                   44,581         5,813          3,622           999   7                             55,015
                                   ----------    ----------     ----------     ---------         ---------         ------------

   Total liabilities                2,594,076       648,244         78,656       (30,256)                -            3,290,720
                                   ----------    ----------     ----------     ---------         ---------         ------------

Stockholder's equity:
   Common stock                            10         1,998          1,500        (3,498)  8             -                   10
   Additional paid-in capital           3,745           124          2,977        (3,101)  8             -                3,745
   Net unrealized investment gains     31,565         8,486          3,813       (12,299)  8             -               31,565
   Retained earnings                  169,342       265,021         46,222      (311,243)  8             -              169,342
                                   ----------    ----------     ----------     ---------         ---------         ------------
                                      204,662       275,629         54,512      (330,141)                -              204,662
                                   ----------    ----------     ----------     ---------         ---------         ------------
Total liabilities and
   stockholder's equity            $2,798,738     $ 923,873      $ 133,168     $(360,397)        $       -          $ 3,495,382
                                   ==========    ==========     ==========     =========         =========         ============




              See notes to pro forma condensed financial statements

                       AMERICO LIFE, INC. AND SUBSIDIARIES
                     PRO FORMA CONDENSED STATEMENT OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                FOR THE YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)

                                                                 INVESTORS
                                    AMERICO           OHIO       GUARANTY       PRO FORMA        REINSURANCE          PRO FORMA
                                   LIFE INC.       STATE LIFE       LIFE        ADJUSTMENTS      TRANSACTIONS         COMBINED
                                   -----------     ----------    ----------    ------------     -------------       ------------
INCOME
Premiums and policy revenues        $ 165,602      $  66,069     $  19,834     $    (742)         $(27,606)  14,16   $  223,157
Net investment income                 186,725         52,754         5,985       (23,754)  10      (12,068)  15         209,642
Net realized investment gains
  (losses)                               (120)         6,855         2,362        (9,217)  11            -                 (120)
Other income                           19,392              -             -             -                 -               19,392
                                    ---------      ---------     ---------     ---------          --------           ----------
                                      371,599        125,678        28,181       (33,713)          (39,674)             452,071

BENEFITS AND EXPENSES
Policyholder benefits
   Death benefits                      91,996         28,430         4,955             -           (10,016)  14         115,365
   Interest credited on
   universal life and annuity
     products                          84,495         29,058         1,821             -            (9,264)  14         106,110
   Other policyholder benefits         57,088          8,636         1,394             -            (3,009)  14          64,109
   Change in reserves for future
     policyholder benefits            (14,920)        (2,104)        1,859          (423)   5           74   14         (15,514)
Commissions                            13,473          1,924           745             -              (801)  14          15,341
Amortization expense                   29,714         15,733         9,135        (6,690)  12       (5,453)  14          42,439
Interest expense                       12,263              -             -             -                 -               12,263
Other operating expenses               56,703         15,202         6,899        (2,172)  13       (3,003)  17          73,629
                                    ---------      ---------     ---------     ---------          --------           ----------
                                      330,812         96,879        26,808        (9,285)          (31,472)             413,742

Income before provision for
   income taxes                        40,787         28,799         1,373       (24,428)           (8,202)              38,329

Provision for income taxes             13,513         16,338         2,711       (17,445)  18       (2,871)  18          12,246
                                    ---------      ---------     ---------     ---------          --------           ----------

Net income                          $  27,274      $  12,461     $  (1,338)    $  (6,983)         $ (5,331)              26,083
                                    =========      =========     =========     =========          ========           ==========
Net income per common share         $2,727.40                                                                        $ 2,608.30
                                    =========                                                                        ==========












             See notes to pro forma condensed financial statements.

                       AMERICO LIFE, INC. AND SUBSIDIARIES
                     PRO FORMA CONDENSED STATEMENT OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                FOR THREE MONTHS ENDED MARCH 31, 1997 (UNAUDITED)

                                                                 INVESTORS
                                    AMERICO          OHIO        GUARANTY       PRO FORMA       REINSURANCE          PRO FORMA
                                   LIFE, INC.      STATE LIFE       LIFE        ADJUSTMENTS     TRANSACTIONS         COMBINED
                                   -----------     ----------    ----------    ------------     ------------        ------------
INCOME
Premiums and policy revenues       $   41,323      $  16,358    $   4,660     $      (37)         $(6,765)   14,16   $   55,539
Net investment income                  49,608         12,944        1,362         (5,939)  10      (3,017)   15          54,958
Net realized investment gains             493          2,487          686         (3,173)  11           -                   493
Other income                              110            360            -              -                -                   470
                                    ---------      ---------     --------       --------         --------             ---------
                                       91,534         32,149        6,708         (9,149)          (9,782)              111,460

BENEFITS AND EXPENSES
Policyholder benefits
   Death benefits                      26,111          6,226        1,177              -           (2,221)   14          31,293
   Interest credited on universal
     life and annuity products         23,120          7,195          454              -           (2,295)   14          28,474
   Other policyholder benefits         13,440          2,465          336              -             (840)   14          15,401
   Change in reserves for future
     policyholder benefits             (4,435)          (619)         202            (78)  5          125    14          (4,805)
Commissions                             2,929            531          191              -             (217)   14           3,434
Amortization expense                    6,660          4,512        2,662         (2,630)  12      (1,363)   14           9,841
Interest expense                        3,007              -            -              -                -                 3,007
Other operating expenses               15,287          4,244        1,827           (377)  13        (751)   17          20,230
                                    ---------      ---------     --------       --------         --------             ---------
                                       86,119         24,554        6,849         (3,085)          (7,562)              106,875
                                    ---------      ---------     --------       --------         --------             ---------

Income before provision for
   income taxes                         5,415          7,595         (141)        (6,064)          (2,220)                4,585

Provision for income taxes              1,651          2,499          (75)        (2,122)  18        (777)  18            1,176
                                    ---------      ---------     --------       --------         --------             ---------
Net income                          $   3,764      $   5,096     $   (766)      $ (3,942)        $ (1,443)            $   3,409
                                    =========      =========     ========       ========         ========             =========
Net income per common share         $  376.40                                                                         $  340.90
                                    =========                                                                         =========










             See notes to pro forma condensed financial statements.

                       Americo Life, Inc. and Subsidiaries
                Notes to Pro Forma Condensed Financial Statements
                             (Dollars in Thousands)



(1) Immediately prior to the acquisition, OSL and IGL sold all of their investments in mortgage loans, real estate and joint ventures to Farmers Group, Inc. ("Farmers") for cash consideration equal to their March 31, 1997 statutory book values. Immediately following the acquisition, OSL and IGL sold all of their investments in common stock and preferred stock to Farmers at market values as of April 15, 1997.

(2) The Company acquired the common stock of OSL and IGL for a cash purchase price of approximately $339.3 million, subject to certain remaining purchase price adjustments. The Company paid $10.0 million of the purchase price in January 1997 which was recorded in its March 31, 1997 balance sheet in other invested assets. The remaining $329.3 million was paid on the closing date of the acquisition.

(3) The excess of the purchase price over the tangible net assets acquired is recorded as cost of business acquired.

(4) As described in Note 3 above, the Company establishes a cost of business acquired asset as of the acquisition date. As a result of establishing such an asset, the historical amount for deferred policy acquisition costs is eliminated.

(5) The reserve for future policy benefits of OSL and IGL was calculated for the pro forma balance sheet using actuarial assumptions regarding lapses, mortality and investment yield which are current as of the acquisition date. The change in reserves for future policy benefits is adjusted in the pro forma statement of income accordingly.

(6) The historical deferred tax liability of OSL and IGL is eliminated. Due to the election to use Section 338(h)(10) of the Internal Revenue Code, no deferred tax liability or asset is required under purchase accounting.

(7) The stock purchase agreement provided that certain employee benefit liabilities of OSL and IGL were assumed by Farmers. Employee benefit liabilities of $2,719 as of March 31, 1997 are removed from the pro forma balance sheet.

       The Company has accrued $4,500 for expenses related to the acquisition.

(8) The historical stockholder's equity of OSL and IGL is eliminated in consolidation with the Company after the acquisition.

(9) On April 16, 1997, OSL and IGL entered into separate coinsurance agreements to reinsure 100% of their insurance liabilities to an unaffiliated insurance company ("the Reinsurer"). On the same day, the Reinsurer and Great Southern entered into a modified coinsurance agreement under which the Reinsurer ceded certain risks on a 70% quota share basis of the same insurance liabilities to Great Southern. Under the coinsurance treaty, the assets supporting the insurance liabilities are retained by the Reinsurer in an escrow account for the benefit of Great Southern. The pro forma balance sheet has been prepared to reflect the net 30% coinsurance of the insurance liabilities to the Reinsurer.

       OSL and IGL transferred bonds and policy loans to the Reinsurer equal to the statutory reserve liabilities less the ceding commission of $145,697. The policy liabilities remain the direct liabilities of OSL and IGL and therefore remain on the pro forma balance sheet as liabilities. The cost of business acquired asset related to the acquisition has been reduced to reflect the net 30% coinsurance.

                       Americo Life, Inc. and Subsidiaries
          Notes to Pro Forma Condensed Financial Statements (continued)
                             (Dollars in Thousands)



       The adjustment to amounts receivable from reinsurers consists of the following:


         Assets held by Reinsurer for Company's share of insurance liabilities      $ 371,252
         Amounts receivable from Reinsurer for ceded future policy benefits           205,155
                                                                                    ---------
                                                                                    $ 576,407
                                                                                    =========

(10) The Company used internal funds of $339.3 million to fund the acquisitions. Assuming a yield of 7.0% on these funds, investment income would have been reduced by $23,754 for the year ended December 31, 1996 and $5,939 for the three months ended March 31, 1997.

(11) The net realized investment gains and losses of OSL and IGL related to invested asset types not acquired by the Company in the acquisitions. Therefore, the net realized investment gains were removed from the pro forma statement of income as they are not expected to recur.

(12) Amortization of deferred policy acquisition costs and cost of business acquired previously recorded by OSL and IGL is eliminated and replaced with the amortization related to the cost of business acquired recorded by the Company as a result of the acquisition. The cost of business acquired related to traditional life products is amortized in proportion to premium revenues over the premium-paying period of related policies using assumptions consistent with those used in computing benefit reserves. The cost of business acquired related to universal life, interest-sensitive and investment products is amortized in relation to the estimated profits on the purchased policies.

(13) Other operating expenses are reduced in the pro forma statement of income by $1,643 for the year ended December 31, 1996 and $51 for the three months ended March 31, 1997 to remove write-offs of agent balance receivables recorded in these periods. In the application of purchase accounting, these agent balance receivables are recorded at their realizable values, therefore eliminating the need for the write-offs.

       Other operating expenses are also reduced in the pro forma statement of income by $528 for the year ended December 31, 1996 and $326 for the three months ended March 31, 1997 to remove expenses associated with recording a liability for employee retention bonuses in those periods. In the application of purchase accounting, these liabilities are recorded at the purchase date, therefore eliminating the expense.

(14) The net effect of the coinsurance agreements and the modified coinsurance agreements is that 30% of the insurance business has been ceded to the Reinsurer. Therefore, the pro forma statement of income reflects the reinsurance of 30% of OSL's and IGL's premiums and benefits. Amortization expense is also reduced to reflect the 30% reinsurance of the cost of business acquired asset.

(15) Net investment income is adjusted to reflect the net 30% reinsurance of the OSL and IGL insurance business. The adjustment was calculated assuming a 7.25% yield on invested assets ceded, except for policy loans, which were assigned a 5.5% yield.

(16) The reduction to premiums and policy revenues reflects the estimated cost of the reinsurance to the Company.

(17) Other operating expenses is reduced to reflect the expense allowance received from the Reinsurer.

                       Americo Life, Inc. and Subsidiaries
          Notes to Pro Forma Condensed Financial Statements (continued)
                             (Dollars in Thousands)



(18) The provision for income taxes for the year ended December 31, 1996 included tax and interest of $6,539 and $2,356 for OSL and IGL, respectively, related to a "deemed dividend election" filed by Farmers in 1996 as an amendment to its consolidated 1994 Federal income tax return. This election triggered a Phase III tax on the previously untaxed Policyholders' Surplus Accounts of OSL and IGL. The provision for income taxes related to this deemed dividend election is eliminated from the pro forma income statement for the year ended December 31, 1996.

       All pro forma adjustments resulting from the purchase or the reinsurance transactions are tax effected at the 35% federal income tax rate.